UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
September 3, 2024
Dear Stockholder:
You are cordially invited to attend a special meeting of Stockholders (the “Special Meeting”) of MSC Income Fund, Inc. (the “Company”), which will be held on December 2, 2024, in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at 9:00 a.m., local time.
The Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Special Meeting, which includes a series of proposals we believe will position us to potentially effect a listing of the Company’s shares of common stock on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”) if and when market conditions make it desirable to do so and it is otherwise in the Company’s best interest. As detailed further in the Proxy Statement, these proposals include, among other things, a number of items designed to remove legacy North American Securities Administrators Association, Inc. Omnibus Guidelines provisions that were implemented in connection with our original continuous public offering and which we believe, for the reasons detailed in the Proxy Statement, should be eliminated or modified upon a Listing.
Shares of the Company’s common stock have never been listed or traded on any securities exchange, such as the New York Stock Exchange or NASDAQ Stock Market. The Company’s board of directors has considered whether the Company should list its shares on a national securities exchange and has decided that a Listing, which may be accompanied by a follow-on public offering of the Company’s shares of common stock, is likely to be beneficial to the Company and its stockholders. Accordingly, the Company’s board of directors has authorized our management to consider, explore and prepare for a potential Listing and is recommending certain corporate actions requiring your vote. Although the Board has authorized our management to consider, explore and prepare for a potential Listing, which may be accompanied by a follow-on public offering of the Shares, and is recommending certain corporate actions requiring your vote that will better position us to pursue a Listing, there is no guarantee that a Listing will occur if the Board determines, in its sole discretion, that it is not in our or our stockholders’ best interests, including, without limitation, if market conditions at the time make it undesirable to effectuate a Listing or any accompanying follow-on public offering of the Shares.
It is important that your shares be represented at the Special Meeting and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided. Your vote is important.
Thank you for your support.

Sincerely yours,

DWAYNE L. HYZAK
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on December 2, 2024.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2023 are available on the Internet at www.mscincomefund.com under “SEC Filings” in the “Investors” section of our website.
The following information applicable to the Special Meeting may be found in the proxy statement and accompanying proxy card:
•The date, time and location of the meeting;
•A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending the meeting and voting in person.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
The Special Meeting of the Stockholders of MSC Income Fund, Inc., a Maryland corporation, will be held in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Monday, December 2, 2024 at 9:00 a.m., local time, in order to:
(1)approve four proposals that will collectively amend and restate our articles of incorporation (the “Charter”) to reflect amendments described in the proxy statement, which will become effective upon a future listing of our outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange (the “NYSE”) or NASDAQ Stock Market), and which will serve to conform certain provisions in the Charter more closely to provisions in the articles/certificates of incorporation (the “charters”) of other business development companies (“BDCs”) whose securities are listed and publicly-traded on a national securities exchange;
(2)approve an amended and restated investment advisory and administrative services agreement (the “Proposed Advisory Agreement”) between us and MSC Adviser I, LLC, our investment adviser (our “Adviser”), which will become effective upon a future listing of our outstanding shares of common stock on a national securities exchange; and
(3)authorize flexibility for us, with the approval of our board of directors, to offer and sell shares of our common stock at a price below net asset value (“NAV”) per share during the next 12 months following stockholder approval, subject to certain limitations described in the proxy statement.
If you were a stockholder as of the close of business on September 3, 2024, you are entitled to vote at the meeting and at any postponement or adjournment thereof.
Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: September 3, 2024

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

i

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement and accompanying proxy card are being mailed to the stockholders of MSC Income Fund, Inc. (the “Company,” “we,” “us,” or “our”) beginning on September 3, 2024. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at a Special Meeting of Stockholders to be held on December 2, 2024 (including any postponement or adjournment thereof, the “Special Meeting”) in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, at 9:00 a.m., local time.
The Special Meeting is being held for the following purposes:
1(i).     To consider and vote upon the approval of a proposal to reflect an amendment to the Charter, which will become effective upon a listing of our shares of common stock (our “Shares”) on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”), to include a provision that would limit the transferability of Shares outstanding at the time of a Listing during the 365-day period following such Listing (“Listing Charter Amendment Proposal 1”);
1(ii).    To consider and vote upon the approval of a proposal to reflect amendments to the Charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and which will serve to conform certain provisions in the Charter more closely to provisions in the charters of other BDCs whose securities are listed and publicly-traded on a national securities exchange (“Listing Charter Amendment Proposal 2”);
1(iii).     To consider and vote upon the approval of a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions regarding restrictions and requirements applicable to the Company’s distribution reinvestment plan (“Listing Charter Amendment Proposal 3”);
1(iv).     To consider and vote upon the approval of a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions prohibiting acquisitions of assets in exchange for Shares and restricting certain transactions between the Company and our Adviser and its affiliates (“Listing Charter Amendment Proposal 4” and, together with Listing Charter Amendment Proposal 1, Listing Charter Amendment Proposal 2 and Listing Charter Amendment Proposal 3, the “Listing Charter Amendment Proposals”);
2.     To consider and vote upon the approval of the Proposed Advisory Agreement between us and our Adviser, which will become effective upon a Listing (the “Advisory Agreement Amendment Proposal”); and
3.     To consider and vote upon the approval of a proposal to authorize flexibility for the Company, with the approval of the Board, to offer and sell Shares at a price below net asset value per Share during the next 12 months following stockholder approval, subject to certain limitations described in the proxy statement (the “Below-NAV Share Issuance Proposal” and, collectively with the Listing Charter Amendment Proposals and the Advisory Agreement Amendment Proposal, the “Proposals”).
Even if approved by our stockholders, none of the following proposals will be implemented unless and until a Listing occurs: (i) the Listing Charter Amendment Proposals and (ii) the Advisory Agreement Amendment Proposal. Although the Board has authorized our management to consider, explore and prepare for a potential Listing, which may be accompanied by a follow-on public offering of the Shares, and is recommending certain corporate actions requiring your vote that will better position us to pursue a Listing, there is no guarantee that a Listing will occur if the Board determines, in its sole discretion, that it is not in our or our stockholders’ best interests, including, without limitation, if market conditions at the time make it undesirable to effectuate a Listing or any accompanying follow-on public offering of the Shares.
All properly executed proxies representing Shares received prior to the Special Meeting will be voted in accordance with the instructions marked thereon. If a properly executed proxy card is returned with no specification made, the Shares will be voted “FOR” each of the Proposals, and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Special Meeting or at any adjournment or postponement thereof. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Special Meeting and voting their Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Special Meeting.
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your Shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

VOTING INFORMATION
Record Date and Who May Vote
Our Board selected September 3, 2024 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting. As of the close of business on the Record Date, 80,434,891 Shares were outstanding. Each outstanding Share entitles its holder to one vote on each matter to be acted on at the Special Meeting.

How to Vote
For Shares held of record, you can vote your Shares in person at the Special Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you authorize your vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your Shares at the Special Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Special Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Special Meeting. If you do attend the Special Meeting, you can change your vote at that time, if you then desire to do so.
If your Shares are held in street name, the broker or nominee that holds your Shares will need to obtain your authorization to vote those Shares and has enclosed a voting instruction form with this proxy statement; they will vote your Shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage prepaid envelope.
If you want to vote your Shares in person at the Special Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your Shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your Shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those Shares held in the applicable account. If you hold Shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your Shares.
How to Revoke or Change Your Vote
For Shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Special Meeting. Unless you attend the Special Meeting and vote your Shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your Shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
For Shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to Shares held in street name by voting in person at the Special Meeting, you must obtain a valid proxy from the broker or nominee that holds those Shares for you.
Quorum
The Special Meeting will be held only if a quorum exists. The presence at the Special Meeting, in person or by proxy, of holders of a majority of our outstanding Shares as of the Record Date will constitute a quorum. If you attend the Special Meeting or vote your Shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your Shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Special Meeting.
If a quorum is not established, the Chairman of the Special Meeting has the power to adjourn the Special Meeting from time to time for any reason, including to solicit additional proxies, to a date not more than 120 days after the original record date without any notice other than an announcement at the Special Meeting as to when and where such Special Meeting shall reconvene. Any business that might have been transacted at the Special Meeting originally called may be transacted at any such adjourned session (at which a quorum is present if a quorum was not previously established). If sufficient votes in favor of one or more proposals have been received by the time of the Special Meeting, the proposals may be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Broker Non-Votes
If you are the beneficial owner of Shares held through a broker or other nominee and do not vote your Shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your Shares — this will result in a broker non-vote. At the Special Meeting, there are no routine proposal to be presented for a vote. Therefore, if you do not provide voting instructions, your broker will not have discretionary voting authority on any of the Proposals, each which is considered non-routine.
Proposals to Be Voted on; Vote Required; and How Votes Are Counted
We are preparing to potentially effect a Listing. Accordingly, our Board has proposed for stockholder approval a number of proposals that would (i) amend our Charter to include a provision that would limit the transferability of Shares outstanding at the time of a Listing during the 365-day period following such Listing and to effectuate other amendments to conform to what we believe is best practice, including to remove certain NASAA Guidelines provisions that we believe are duplicative and/or unnecessary; (ii) amend our current investment advisory and administrative services agreement with our Adviser to be more in line with peer BDCs, including to change the base management fee and incentive fee structures and (iii) authorize flexibility for us, with the approval of our board of directors, to offer and sell Shares at a price below net asset value per Share during the next 12 months following stockholder approval, subject to certain limitations described herein. Please see the list of proposals above and the detailed discussions of each proposal below for more information.
Stockholders are entitled to cast one vote for each Share held and fractional votes for each fractional Share held. The table below provides a summary of the vote required for each proposal:

Proposal	Vote Allowed and Impact	Vote Required
Listing Charter Amendment Proposals (Items 1(i) through 1(iv))
Even if approved by the Company’s stockholders, none of the Listing Charter Amendment Proposals will be implemented unless and until a Listing occurs (i.e., the current Charter will remain in effect unless and until a Listing occurs).
Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs.
If the Company’s stockholders do not approve any of the Listing Charter Amendment Proposals then the Company’s current Charter will remain in effect, and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interest and that of the Company’s stockholders, including potentially seeking a move forward with a Listing.

Proposal	Vote Allowed and Impact	Vote Required
•Listing Charter Amendment Proposal 1 (Item 1(i))
You may vote for or against or abstain from voting on Listing Charter Amendment Proposal 1. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 1.
Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs.
The affirmative vote of more than 50% of all votes entitled to be cast at the Special Meeting is sufficient to approve Listing Charter Amendment Proposal 1.
•Listing Charter Amendment Proposal 2 (Item 1(ii))
You may vote for or against or abstain from voting on Listing Charter Amendment Proposal 2. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 2.
Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs.
The affirmative vote of more than 50% of all votes entitled to be cast at the Special Meeting is sufficient to approve Listing Charter Amendment Proposal 2.

Proposal	Vote Allowed and Impact	Vote Required
•Listing Charter Amendment Proposal 3 (Item 1(iii))
You may vote for or against or abstain from voting on Listing Charter Amendment Proposal 3. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 3.
Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs.
The affirmative vote of more than 50% of all votes entitled to be cast at the Special Meeting is sufficient to approve Listing Charter Amendment Proposal 3.
•Listing Charter Amendment Proposal 4 (Item 1(iv))
You may vote for or against or abstain from voting on Listing Charter Amendment Proposal 4. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 4.
Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs.
The affirmative vote of more than 50% of all votes entitled to be cast at the Special Meeting is sufficient to approve Listing Charter Amendment Proposal 4.

Proposal	Vote Allowed and Impact	Vote Required
Advisory Agreement Amendment Proposal (Item 2)
You may vote for or against or abstain from voting on the Advisory Agreement Amendment Proposal. Abstentions will have the same effect as votes against the Advisory Agreement Amendment Proposal.
Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until a Listing occurs (i.e., the existing investment advisory and administrative services agreement will remain in effect unless and until a Listing occurs).
If the Company’s stockholders do not approve the Advisory Agreement Amendment Proposal then the Company’s existing investment advisory and administrative services agreement will remain in effect, and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interest and that of the Company’s stockholders, including potentially seeking to move forward with a Listing.

Approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote at the Special Meeting. For these purposes, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities, whichever is less.

Proposal	Vote Allowed and Impact	Vote Required
Below-NAV Share Issuance Proposal (Item 3)
You may vote for or against or abstain from voting on the Below-NAV Share Issuance Proposal. Abstentions will have the same effect as votes against the Below-NAV Share Issuance Proposal.
If stockholders approve the Below-NAV Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold.

Approval of the Below-NAV Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Special Meeting and (2) a majority of the outstanding Shares entitled to vote at the Special Meeting that are not held by affiliated persons of the Company.
For these purposes, the 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities, whichever is less.

We are not aware of any other matters that may be presented or acted on at the Special Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your Shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Special Meeting.
Solicitation of Proxies and Expenses
The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and directors and the officers and directors of Main Street Capital Corporation (“Main Street”), our Adviser’s parent company, which beneficially owns 2,170,222 Shares as of the Record Date, and other personnel of our Adviser and its affiliates may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. Main Street, indirectly through Main Street Capital Partners, LLC, owns 100% of the voting securities of the Adviser. Information about the directors and executive officers of Main Street is set forth in Exhibit C to this proxy statement, and their beneficial ownership of Shares, if any, is reflected below under “Security Ownership of Certain Beneficial Owners and Management”. There are no directors or executive officers of Main Street that beneficially own Shares other than those individuals listed below under “Security Ownership of Certain Beneficial Owners and Management,” who also serve as directors or executive officers of the Company.
We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to assist in the distribution of the proxy materials and in the solicitation and tabulation of proxies. The cost of such services is estimated to be approximately $17,000, which amount excludes reimbursement of Broadridge’s out-of-pocket expenses and variable cost related to solicitation of proxies. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold Shares and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Shares.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•to permit the inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.
Appraisal Rights
None of the proposals, if approved, entitle stockholders to appraisal rights (or rights of an objecting stockholder) under the Maryland General Corporation Law (the “MGCL”) or our Charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Shares by:
•each person known to us to beneficially own more than five percent of the outstanding Shares;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 80,434,891 Shares outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the Shares beneficially owned by the stockholder and maintains an address c/o MSC Income Fund, Inc. at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares beneficially owned as of the Record Date
Name	Number	Percentage of Class
Interested Directors:
Dwayne L. Hyzak	21,953	*
Independent Directors:
Robert L. Kay	20,000	*
John O. Niemann, Jr.	48,584	*
Jeffrey B. Walker	30,809	*
Executive Officers (that are not directors):
David L. Magdol	17,562	*
Jesse E. Morris	—	—
Jason B. Beauvais	8,781	*
Cory E. Gilbert	—	—
All executive officers and directors as a group (8 persons)	147,689	*
_____________________________
*     Amount represents less than 1.0%.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Directors:
Dwayne L. Hyzak	Over $100,000
Independent Directors:
Robert L. Kay	Over $100,000
John O. Niemann, Jr.	Over $100,000
Jeffrey B. Walker	Over $100,000
_____________________________
(1)The address of each director is c/o MSC Income Fund, Inc., 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
(2)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(3)The dollar range of equity securities beneficially owned by our directors is based on our NAV per Share of $7.78 as of June 30, 2024.
(4)The dollar ranges of equity securities beneficially owned are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or over $100,000.

LISTING CHARTER AMENDMENT PROPOSALS (ITEMS 1(i)–1(iv))
Background
At meetings of the Board held on July 16 and July 17, 2024, the Board considered certain matters in connection with a potential Listing, which, if completed, would provide a path to full liquidity for the Company’s stockholders. The Company currently expects that a Listing, which may be accompanied by a follow-on public offering of the Company’s shares of common stock, could occur as soon as market conditions permit, provided that such Listing and follow-on public offering may not occur, depending on market conditions and other factors. While the Board has not set a definitive time frame for a Listing following its discussions and considerations, the Board believes that seeking approval of these changes to the Charter, which will only go into effect in the event of and immediately prior to a Listing, will avoid the cost and time delay of another stockholder vote prior to a Listing.
In considering whether to seek stockholder approval for amendments to the Charter, the Board noted that the Company’s continuous public offering ended on September 30, 2017, the date on which the Company closed its public offering of Shares to new investors. The Board also noted that, because the Shares are not listed on a national securities exchange and were not expected to be listed in connection with the Company’s continuous public offering, the Company was required to register our continuous public offerings with state securities administrators in each state in which the Company desired to offer Shares for sale and include in the Charter certain provisions mandated by the NASAA Guidelines.
Update to Charter to Limit Transferability of Shares
We are proposing to establish certain limitations on stockholders’ ability to sell Shares immediately following a Listing. Because there has been no active trading market for our Shares, it is possible that there will be a significant demand among stockholders for liquidity immediately following a Listing. Even if a substantial amount of sales do not occur immediately following a Listing, the perception of the possibility of a significant amount of sales during that period could put negative pricing pressure on our Shares. This would have a negative impact on the trading price of our Shares and, in turn, our stockholders’ ability to receive fair consideration in exchange for their Shares in open-market sales and could have a negative effect on our ability to raise additional capital. In addition, the intermediaries that the Company will need to work with to properly effectuate a Listing, including underwriters in connection with any potential follow-on public offering of our Shares that may occur in connection with or following any Listing, will likely require such limitations in order to help facilitate a Listing.
We believe it is, for the reasons above, that similarly situated BDCs have established similar transfer restrictions prior to completing a Listing. We believe that these transfer restrictions have been important to the success of precedent Listings of previously “non-traded” BDCs and will play an important role in a successful Listing of our Shares.
Updates to Charter to Remove NASAA Guidelines Provisions
In offerings that are subject to state securities regulation, most states hold BDCs to the standards set forth in the NASAA Guidelines. As a BDC, a number of states where we wished to offer Shares for sale required us to include a number of limitations imposed by the NASAA Guidelines in our governing documents, including the Charter.
In light of our potential Listing, we are proposing to amend and restate our Charter in order to conform it more closely to the charters of most other BDCs that are listed on a national securities exchange (such as the New York Stock Exchange) (“Listed BDCs”) and organized as Maryland corporations. The NASAA Guidelines mandated provisions that, in our view, are not as closely tailored to the business of a BDC as the analogous provisions of the 1940 Act and the MGCL already applicable to us. We further believe that the inclusion of an additional layer of regulation has the potential to lead to ambiguity, uncertainty and to negatively impact our business. We have determined that the overwhelming majority of our peer Listed BDCs do not operate under (and in many cases have affirmatively removed) the restrictions imposed by the NASAA Guidelines and that, in any case, pursuant to Article VI of our Charter, the majority of such provisions (including Section 5.5 Deferred Payments, Section 5.6 Distributions, Section 5.7 Distributions in Liquidation, Section 5.10 Periodic Repurchase Rights, paragraphs (a) and

(b) of Section 6.2 Approval of Certain Amendments, Section 7.4 Limitations on Indemnification and Advance of Expenses, Article VIII Adviser, Article IX Investment Objectives and Limitations, Article XI Stockholders and Article XII Roll-Up Transactions) would become inactive upon a Listing and remain inactive so long as our Shares continue to be listed on a national securities exchange. Finally, as described herein, we believe that it is important to meet market expectations where possible, and that being consistent with such standards may mitigate any potential confusion that could negatively impact trading or analyst coverage of our Shares upon a Listing. Accordingly, we believe that the removal of certain provisions imposed by the NASAA Guidelines generally is in the best interests of our stockholders as it will:
•lead to us being regulated by the more appropriately tailored provisions of the 1940 Act and the MGCL without the unnecessary overlap of the NASAA Guidelines;
•limit the possibility for ambiguity, confusion and unnecessary expense or impediment related to regulatory regimes that, although similar, may not be perfectly aligned to us and our operations; and
•conform our Charter to match best practices and to make it more readily comparable to and evaluable against our peer Listed BDCs.
General Discussion
Our specific considerations attached to each specific Listing Charter Amendment Proposal are further set forth below. Following the Board meetings on July 16 and July 17, 2024 and subsequent discussions during which the considerations detailed above and below with respect to each Listing Charter Amendment Proposal were discussed, on August 30, 2024, the Board unanimously approved the Second Articles of Amendment and Restatement of the Articles of Incorporation of the Company (the “Second Articles”), a copy of which is attached as Exhibit A to this proxy statement, and directed that the Second Articles be submitted for consideration by the stockholders of the Company.
The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of each Listing Charter Amendment Proposal. You may vote for, against or abstain from voting for any or all of the Listing Charter Amendment Proposals.
The following discussion summarizes the principal change we are asking our stockholders to approve in connection with each Listing Charter Amendment Proposal. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Special Meeting, the amendments described in each Listing Charter Amendment Proposal and reflected in the Second Articles would be effected by our filing of the Second Articles with the Maryland State Department of Assessments and Taxation (the “SDAT”) immediately prior to a Listing, and would become effective upon filing and acceptance for record by the SDAT, or at such other time as may be specified in the Second Articles.
Even if approved by our stockholders, none of the Listing Charter Amendment Proposals will be implemented unless and until a Listing occurs (i.e., the current Charter will remain in effect unless and until a Listing occurs). Each of the Listing Charter Amendment Proposals is independent of one another. This means that approval of any one Listing Charter Amendment Proposal is not contingent on the Company’s stockholders approving any other Listing Charter Amendment Proposal. If the Company’s stockholders approve only certain of the Listing Charter Amendment Proposals but not one or more of the other Listing Charter Amendment Proposals, then the Board may determine to proceed with the implementation of the approved changes (but not the changes that were not approved) to the Charter if and when a Listing occurs. If the Company’s stockholders do not approve any of the Listing Charter Amendment Proposals then the Company’s current Charter will remain in effect, and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders, including potentially seeking to move forward with a Listing.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by the Listing Charter Amendment Proposals.

APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 1
(ITEM 1(i))
Principal Change – Limitation on the Transferability of the Company’s Shares Following the Listing
In light of our potential Listing, the Board considered that the existence of a large number of outstanding Shares and stockholders prior to a Listing could negatively affect the market price of the Shares if following the Listing there was a significant number of sales of these Shares in the period immediately following such Listing or there was a perception that there could be a significant number of sales of these Shares during this time.
The Board considered a number of options to mitigate the concerns arising from the existence of a large number of Shares and stockholders at the time of a potential Listing and determined that it was in the best interests of the Company and its stockholders to amend the Charter to include a provision that would limit the transferability of Shares outstanding at the time of a Listing for the 365-day period following the commencement of trading of the Shares on a national securities exchange or national securities association registered with the SEC (the “Trading Date”) following such Listing. Specifically, the Board determined that, without the prior written consent of the Board (with respect to all or any portion of the Restricted Shares (as defined below)), a stockholder should not be able to transfer (whether by sale, gift, merger, operation of law or otherwise), exchange, assign, pledge, hypothecate or otherwise dispose of or encumber (collectively, “Transfer”) Shares acquired by such stockholder prior to a Listing (the “Restricted Shares”) until:
•180 days after the Trading Date for one-third of the Restricted Shares;
•270 days after the Trading Date for two-thirds of the Restricted Shares; and
•365 days after the Trading Date for all remaining Restricted Shares.
Any purported Transfer in violation of this provision would be void and have no force or effect. The proposed Charter amendment is reflected in the marked version of the Charter attached as Exhibit A. Approval of this proposed Charter amendment will not affect the manner in which stockholders own Shares or other stockholders’ obligations. If approved, this proposed Charter amendment will equally affect all stockholders’ ability to Transfer Shares following a Listing with respect to their Restricted Shares, regardless of whether a specific stockholder voted for, against or abstained from voting on Listing Charter Amendment Proposal 1.
In making the determination that Listing Charter Amendment Proposal 1 is in the best interests of the Company and its stockholders, the Board considered the following:
•The current number of Shares outstanding and stockholders of record.
•There is currently no market for our Shares; however, following any Listing and the lapse of any temporary restrictions on Transfers of Restricted Shares, stockholders will generally be able to freely sell their Shares, subject to applicable law, on the national securities exchange on which the Shares are listed in connection with the Listing.
•The effects the proposed limitations on Transfer may have on the market price of the Shares, whether adverse (due to, for example, potential decreased trading volume) or positive (by, for example, reducing the sell-side supply for the Shares in the period immediately following a Listing and mitigating the risk of a perception that there could be a significant number of sales of these Shares during this time, each of which could put negative pricing pressure on our Shares).

•Even if a substantial number of sales are not affected, the mere perception of the possibility of these sales by existing stockholders could depress the market price of our Shares and have a negative effect on our ability to raise capital, including in connection with any potential follow-on public offering that may occur in connection with or following any Listing.
•Anticipated downward pressure on our Share price due to actual or anticipated sales of Shares from this market overhang could cause some institutions or individuals to engage in short sales of our Shares, which could itself cause the price of our Shares to decline.
•The terms of the proposed transfer restrictions are in-line with the transfer restrictions imposed on similarly situated BDCs’ stockholders.
Summary of Specific Change
Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 1 if Listing Charter Amendment Proposal 1 is approved by stockholders at the Special Meeting and a Listing occurs. The below summary does not identify certain ministerial or immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 2, Listing Charter Amendment Proposal 3 or Listing Charter Amendment Proposal 4. Please see the marked version of the Charter attached as Exhibit A, which reflects all of the proposed changes to the Charter.
•Add a new Article XII to limit the transferability of the Restricted Shares during the 365-day period following a Listing.
Vote Required
The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 1. You may vote for, against or abstain from voting for Listing Charter Amendment Proposal 1. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 1. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 1 unless stockholders designate otherwise.
If Listing Charter Amendment Proposal 1 is not approved, our Charter will not be amended to effectuate the changes contemplated thereby and we may continue seeking to move forward with the Listing. Even if approved by our stockholders, the changes contemplated by Listing Charter Amendment Proposal 1 will not be implemented unless and until a Listing occurs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” LISTING CHARTER AMENDMENT PROPOSAL 1.

APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 2
(ITEM 1(ii))
Principal Changes
Relationship Between the Company and our Adviser
The Charter includes a number of provisions that govern the relationship between us, our Adviser, and its affiliates, including its parent company, Main Street. Among other things, the Charter requires the Board to supervise and monitor our Adviser, limits the amount of fees we may pay and expenses the Company can reimburse to our Adviser, and requires that the term of our existing investment advisory and administrative services agreement with our Adviser dated as of October 30, 2020 (the “Current Advisory Agreement”) be terminable by a majority of our directors who are not “interested persons,” as that term is defined under Section 2(a)(19) of the 1940 Act, of the Company (“Independent Directors”) on 60 days’ notice, or by our Adviser on 120 days’ notice, in each case, without penalty.
The Second Articles would, among other things:
•remove from our Charter the obligation for the Company to reimburse the Adviser and its affiliates for organizational and offering expenses, as well as the specific 18% limitation on “front-end fees” paid by the Company, which include such organizational and offering expenses and all items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly;
•remove from our Charter a provision stating that the Board is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the investment advisory agreement are being carried out;
•remove from our Charter provisions governing the termination of any investment advisory agreement;
•remove from our Charter the limitation on the Company’s reimbursement of the Adviser or its affiliates for services for which the Adviser or its affiliates are entitled to compensation in the form of a separate fee;
•remove from our Charter the requirement that reimbursement to the Adviser for administrative services must be equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay persons other than the Adviser’s affiliates for comparable administrative services in the same geographic location and the requirement that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or another method conforming with generally accepted accounting principles;
•remove from our Charter the exclusion of the following items from allowable reimbursement to the Adviser with respect to the provision of advisory services: (a) rent or depreciation, utilities, capital equipment and other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Adviser;
•remove from our Charter the requirement that the Adviser will not (a) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (b) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (c) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws;

•remove from our Charter the prohibition on the Adviser’s ability to directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell Shares, other than a registered broker-dealer or other properly licensed agent from sales commissions, or give investment advice to a potential stockholder; and
•remove from our Charter the prohibition on the Adviser’s ability to commingle the Company’s funds with funds of any other entity.
The 1940 Act and the provisions of the Current Advisory Agreement govern the relationship between us and our Adviser and contain, among other things, similar termination requirements, and the Company believes that the above-referenced provisions are generally superfluous in light of the requirements of, and protections afforded by, the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Additionally, these provisions will automatically become inactive and have no effect immediately following a Listing and so long as our Shares continue to be listed on a national securities exchange. Accordingly, the Second Articles remove these provisions in order to conform the Charter more closely to provisions in the charters of other Listed BDCs. The Company believes the proposed changes to the Charter will provide the Board with maximum flexibility to consider and optimize our relationship with our Adviser and prevent potential ambiguities from overlapping regulatory regimes causing confusion or unnecessary expense in the future. However, there can be no assurance that this increased flexibility will not decrease stockholder protections.
Provisions Regarding Distributions
As required by the NASAA Guidelines, the Charter currently provides specific provisions governing our Adviser’s and the Board’s responsibilities relating to Company distributions and limiting the Board’s ability to authorize distributions-in-kind. The Second Articles remove this provision and instead rely on the MGCL to govern the Company’s ability to pay distributions. More specifically, Section 5.6 of the Charter presently requires the Company to (i) maintain certain reserves, (ii) cause the Adviser to review the Company’s accounts and make a recommendation with regard to distributions, (iii) imposes certain rights and obligations upon the Board with respect to distributions, and (iv) imposes certain limits on in-kind distributions. We believe the removal of these provisions will conform the Charter more closely to charters of other Listed BDCs. In addition, as some BDCs have also used stock dividends in order to preserve cash while satisfying their tax distribution requirements or in connection with certain extraordinary transactions, the removal of the additional limitations on the Board’s ability to authorize distributions-in-kind may be advantageous to the Company in the future. Even if Listing Charter Amendment Proposal 2 is not approved, these restrictions will automatically become inactive and have no effect immediately following a Listing and so long as our Shares continue to be listed on a national securities exchange.
Provisions Regarding Distributions in Liquidation
    The Charter currently provides specific provisions governing the distribution of the Company’s assets to stockholders in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. These provisions, located in Section 5.7 of the Charter, are more or less a statement of Maryland law as it relates to distributions upon liquidation or dissolution. The Second Articles remove these provisions and instead rely on the MGCL to govern the distribution of the Company’s assets to stockholders in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. We believe the removal of this provision will conform the Charter more closely to charters of other Listed BDCs. Even if Listing Charter Amendment Proposal 2 is not approved, these provisions will automatically become inactive and have no effect immediately following a Listing and so long as our Shares continue to be listed on a national securities exchange. The removal of these provisions is unlikely to materially impact the Company or its stockholders but eliminates the potential for inconsistencies between the Charter and Maryland law.
Provisions Regarding Exculpation and Indemnification
The Charter currently provides for exculpation and indemnification of our officers and directors and our Adviser and its affiliates but contains certain limits on our ability to indemnify and our exculpation provision consistent with the limitations set forth in the NASAA Guidelines. Even if Listing Charter Amendment Proposal 2 is

not approved, these restrictions will automatically become inactive and have no effect immediately following a Listing and so long as our Shares continue to be listed on a national securities exchange.
In order to conform the Charter more closely to charters of other Listed BDCs, and to retain and recruit qualified and experienced officers and directors, we are proposing to remove these limitations and instead provide that we shall exculpate and indemnify our officers and directors and our Adviser and its affiliates, in each case, to the maximum extent permitted by the MGCL, subject to the limitations set forth in Section 17(h) and 17(i) of the 1940 Act, as applicable. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in the form of money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. These amended Charter provisions will provide our directors and officers with broader and more comprehensive exculpation and indemnification rights.
Although the Board believes that this change will improve its ability to retain and attract qualified directors and officers, the proposed Charter amendment does increase the risk that the Company and the stockholders will not be able to recover monetary damages from our directors if they fail to meet the statutory standard of conduct as a result of negligence or misconduct (as to those directors who are not Independent Directors) and gross negligence or intentional misconduct (as to its Independent Directors) or from its officers if they fail to satisfy their duties under the MGCL. In addition, the proposed Charter amendment would permit indemnification of our directors and officers in circumstances where indemnification is currently limited by the Charter. The reduced ability to recover from directors and officers and the enhanced right to indemnification would apply not only to future acts or omissions of directors or officers but also for acts or omissions prior to the date of the Charter amendment. The proposed Charter amendment also increases the risk that the Company will incur significant defense costs that would otherwise have to be borne by its directors, officers or our Adviser and its affiliates.
In addition to permitting our directors and officers additional rights with respect to exculpation and indemnification, removing these limitations from the Charter will also permit the Company to indemnify our Adviser to the maximum extent permitted by the MGCL and the 1940 Act, including for acts or omissions prior to the date of the amendment to the Charter. To date, the Company has not agreed to expand the indemnification of our Adviser beyond that permitted by the NASAA Guidelines; however, the proposed Charter amendment does increase the risk that the Company will (i) indemnify our Adviser for certain losses that it would not be permitted to indemnify our Adviser for under the current Charter and (ii) advance and bear our Adviser’s defense costs in circumstances where the current Charter would not permit such advancement.
Conforming Changes and Other Ministerial Modifications
The Second Articles reflect a number of changes and other modifications of a ministerial nature, including those that are necessary in light of the other changes being proposed in Listing Charter Amendment Proposal 2. These changes and modifications include, among other things, deletion and revision or re-formatting of definitions, references and cross-references and other provisions which are no longer applicable to the Company or which need to be updated, and the necessary re-numbering and lettering of remaining provisions.

Summary of Specific Changes
Listed below, in summary form, are the specific changes that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 2 if Listing Charter Amendment Proposal 2 is approved by stockholders at the Special Meeting and a Listing occurs. The below summary does not identify certain ministerial or immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1, Listing Charter Amendment Proposal 3 or Listing Charter Amendment Proposal 4. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.
•Revisions to Section 4.7 to remove references to defined terms that, if Listing Charter Amendment Proposal 2 is approved, will have been removed from the Charter, and provisions relating to any conflict between the NASAA Guidelines and other applicable law.
•Deletion of former Section 5.6 regarding our Adviser’s and the Board’s responsibilities relating to Company distributions and regarding limitations on the Board’s ability to authorize distributions.
•Deletion of former Section 5.7 regarding the distribution of the Company’s assets to stockholders in the event of any voluntary or involuntary liquidation.
•Revisions to Sections 7.2 and 7.3, and the deletion of former Section 7.4, to delete the NASAA Guidelines’ restrictions on exculpation and indemnification of, and advancement of expenses to, directors, officers and our Adviser and its affiliates.
•Deletion of former Article VIII to remove the NASAA Guidelines provisions regarding the supervision of, and payment of enumerated fees to, our Adviser, and related provisions.
•Deletion of former Article IX to remove the NASAA Guidelines provisions limiting our investment objectives.
Vote Required
The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 2. You may vote for, against or abstain from voting for Listing Charter Amendment Proposal 2. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 2. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 2 unless stockholders designate otherwise.
If Listing Charter Amendment Proposal 2 is not approved, our Charter will not be amended to effectuate the changes contemplated thereby and we may continue seeking to move forward with the Listing. Even if approved by our stockholders, the changes contemplated by Listing Charter Amendment Proposal 2 will not be implemented unless and until a Listing occurs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” LISTING CHARTER AMENDMENT PROPOSAL 2.

APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 3
(ITEM 1(iii))

Principal Change – Removal of Provisions Regarding Restrictions and Requirements Applicable to Our Distribution Reinvestment Plan

The Charter currently provides specific provisions governing the operation of the Company’s distribution reinvestment plan, as required by the NASAA Guidelines, including limitations on sales commissions and fees deducted directly or indirectly from funds reinvested by the Company and provisions relating to the assumption by soliciting dealers of responsibility for blue sky compliance and performance of due diligence responsibilities with respect to investors’ suitability standards in the applicable state. The Second Articles remove these provisions and instead rely on the MGCL and federal and state securities laws to govern the Company’s distribution reinvestment plan. While the Second Articles would remove the prohibition on the deduction of sales commissions or other fees from reinvested funds, we have no intent to impose such commissions or deduct any fees in connection with issuing Shares pursuant to our distribution reinvestment plan and we believe the implementation of such commissions or fee deductions would be inconsistent with standard industry practices. We believe the removal of these provisions will conform the Charter more closely to charters of other Listed BDCs.
Summary of Specific Change
Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 3 if Listing Charter Amendment Proposal 3 is approved by stockholders at the Special Meeting and a Listing occurs. The below summary does not identify certain ministerial or immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1, Listing Charter Amendment Proposal 2 or Listing Charter Amendment Proposal 4. Please see the marked version of the Charter attached as Exhibit A, which reflects all of the proposed changes to the Charter.

•Deletion of former Section 5.9 to remove provisions related to the Company’s distribution reinvestment plan.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 3. You may vote for, against or abstain from voting for Listing Charter Amendment Proposal 3. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 3. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 3 unless stockholders designate otherwise.
If Listing Charter Amendment Proposal 3 is not approved, our Charter will not be amended to effectuate the changes contemplated thereby and we may continue seeking to move forward with the Listing. Even if approved by our stockholders, the changes contemplated by Listing Charter Amendment Proposal 3 will not be implemented unless and until a Listing occurs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” LISTING CHARTER AMENDMENT PROPOSAL 3.

APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 4 (ITEM 1(iv))

Principal Change – Removal of Provisions Prohibiting Acquisitions of Assets in Exchange for Shares and Restricting Certain Transactions with Our Adviser and Its Affiliates

The Charter contains numerous provisions that limit our ability to engage in specific transactions with our Adviser and its affiliates. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be (i) permitted under the 1940 Act and approved by a majority of our directors (including a majority of our Independent Directors) or (ii) approved by a majority of our stockholders. These provisions address a number of transactions including joint ventures, sales and leases to and from the Company, loans to and from the Company, as well as general restrictions on affiliated transactions with our Adviser and its affiliates. In addition, these same provisions prohibit the Company from acquiring assets in exchange for Shares. The Second Articles remove these limitations because the MGCL and the 1940 Act contain comparable restrictions on the Company’s ability to engage in affiliated transactions. In addition, we believe the removal of these provisions will conform the Charter more closely to charters of other Listed BDCs.

Under the MGCL, a transaction with any of our directors or any other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely because of the interest so long as the transaction is approved by a majority of our Independent Directors (or a subset of our Independent Directors if one or more of those Independent Directors has a material financial interest in the underlying transaction) or it is established that the transaction is fair and reasonable to the Company. Further, under the 1940 Act, we are prohibited from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the Independent Directors, and in some cases, the SEC. Therefore, charters of Listed BDCs do not typically contain provisions of that nature that address affiliated transactions because BDCs are already subject to these requirements under applicable law. The Board does not believe that the removal of these limitations related to our Adviser and its affiliates will have an adverse effect on the Company because of the protections otherwise afforded by applicable law and believes that retaining these provisions could create ambiguity or uncertainty that may cause the Company to incur unnecessary expenses and/or be at a disadvantage as compared to its peer and competitor Listed BDCs. The Board notes in particular that the 1940 Act and its related rules contain extensive restrictions on affiliated transactions that were closely tailored by Congress and the SEC to cover the issues faced by BDCs and that such restrictions, together with those under the MGCL, in its view, more appropriately regulate our business.

The above-referenced provisions are not typically found in the charters of Listed BDCs, and, as noted above, the MGCL and the 1940 Act generally offer protections similar to the protections the NASAA Guidelines seek to provide through these provisions.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 4 if Listing Charter Amendment Proposal 4 is approved by stockholders at the Special Meeting and a Listing occurs. The below summary does not identify certain ministerial or immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1, Listing Charter Amendment Proposal 2 or Listing Charter Amendment Proposal 3. Please see the marked version of the Charter attached as Exhibit A, which reflects all of the proposed changes to the Charter.

•Deletion of former Article X to remove the NASAA Guidelines provisions prohibiting acquisitions of assets in exchange for Shares and restricting certain transactions between the Company and our Adviser and its affiliates.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 4. You may vote for, against or abstain from voting for Listing Charter Amendment Proposal 4. Abstentions will have the same effect as votes against Listing Charter Amendment Proposal 4. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 4 unless stockholders designate otherwise.
If Listing Charter Amendment Proposal 4 is not approved, our Charter will not be amended to effectuate the changes contemplated thereby and we may continue seeking to move forward with the Listing. Even if approved by our stockholders, the changes contemplated by Listing Charter Amendment Proposal 4 will not be implemented unless and until a Listing occurs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” LISTING CHARTER AMENDMENT PROPOSAL 4.

ADVISORY AGREEMENT AMENDMENT PROPOSAL (ITEM 2)
Background
We are seeking approval of the Proposed Advisory Agreement that would (i) reduce the annual base management fees payable by the Company to our Adviser, (ii) amend the structure of the subordinated incentive fee on income payable by the Company to our Adviser and reduce the hurdle, catch-up percentage and incentive fee rates, (iii) reduce and reset the incentive fee on capital gains payable by the Company to our Adviser, (iv) place a cap on the amount of expenses payable by the Company relating to certain internal administrative services, which varies based on the value of the Company’s total assets, and (v) delete provisions required by the NASAA Guidelines. These changes, in the aggregate, may lead to the payment of higher or lower fees to our Adviser for its management of the Company depending upon our performance. As detailed below, had the Proposed Advisory Agreement been in effect for the twelve months ended June 30, 2024, the total fees payable to our Adviser and total expenses accrued under the Proposed Advisory Agreement would each have been lower by $3.5 million, or 10.2%.
A copy of the Proposed Advisory Agreement is attached as Exhibit B to this proxy statement and is marked to show the changes against the Current Advisory Agreement.
Even if approved by our stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until a Listing occurs (i.e., the Current Advisory Agreement will remain in effect unless and until a Listing occurs). If stockholders approve the Advisory Agreement Amendment Proposal, the Proposed Advisory Agreement will supersede and replace the Current Advisory Agreement, effective upon a Listing. If stockholders do not approve this proposal, then the Current Advisory Agreement will remain in effect, and the Board will consider and evaluate its options to determine what alternatives are in the Company’s and the stockholders’ best interests, including potentially seeking to move forward with a Listing.
Overview of the Current Advisory Agreement
As noted below, the Current Advisory Agreement was last re-approved by the Board at a meeting held on July 17, 2024 and was most recently approved by stockholders of the Company on October 28, 2020 in connection with our Adviser becoming our sole investment advisor.
See Exhibit C to this proxy statement for a listing of the names, addresses, and principal occupations of the principal executive officers of our Adviser and a listing of the names, addresses, and principal occupations of the officers and directors of the Company who are also officers, employees, or members of our Adviser and/or Main Street.
Advisory Services
Our Adviser is registered as an investment adviser under the Advisers Act and serves as our investment adviser pursuant to the Current Advisory Agreement in accordance with the 1940 Act.
Subject to the overall supervision of the Board, our Adviser oversees our day-to-day operations and provides us with investment advisory services and ongoing administrative services. Under the terms of the Current Advisory Agreement, our Adviser, among other things: (i) determines the composition and allocation of our investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of our investments; (iii) executes and closes the acquisition of, and monitors and services, our investments; (iv) determines the securities and other assets that we purchase, retain, or sell; and (v) performs due diligence on our prospective investments and portfolio companies. Our Adviser’s services under the Current Advisory Agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
In addition, our Adviser is authorized to enter into one or more sub-advisory agreements with other investment advisers pursuant to which our Adviser may obtain the services of such sub-adviser(s) to assist our Adviser in fulfilling its responsibilities under the Current Advisory Agreement. Specifically, our Adviser may retain a sub-adviser to recommend specific securities or other investments based upon our investment objectives, policies and restrictions, and work, along with our Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of our Adviser and the Company.
Advisory Fees
Pursuant to Current Advisory Agreement, we pay the Adviser a base management fee and incentive fees as compensation for the services described above. The base management fee is calculated at an annual rate of 1.75% of the Company’s average gross assets, calculated based on the Company’s gross assets (which equals the Company’s total assets as reflected in its financial statements) at the end of the two most recently completed calendar quarters. The base management fee is payable quarterly in arrears. The determination of gross assets reflects changes in the fair value of our portfolio investments reflecting both realized and unrealized appreciation and depreciation. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as the Adviser determines, unless the Adviser expressly and in writing delivered to the Company permanently waives receipt of such base management fee, in which event the Company would be relieved of the obligation to pay such base management fee for such quarter. The base management fee for any partial quarter will be appropriately pro-rated.
The incentive fee under the Current Advisory Agreement consists of two parts. The first part, referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based on “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, measured quarterly and expressed as a rate of return on “adjusted capital,” as defined in the Current Advisory Agreement. Under the Current Advisory Agreement, the hurdle rate is equal to 1.875% per quarter, or an annualized rate of 7.5%, and our Adviser receives 100% of pre-incentive fee net investment income once the hurdle rate is exceeded until the annualized rate of 9.375% is exceeded, at which point our Adviser receives 20% of all pre-incentive fee net investment income.
The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is an incentive fee on capital gains earned on liquidated investments from our investment portfolio during operations and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement). This fee equals 20% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. On a quarterly basis, we accrue for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period.
Indemnification
The Current Advisory Agreement provides that our Adviser, any sub-adviser and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of our Adviser or any sub-adviser, as applicable (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) will not be liable to us for any action taken or omitted to be taken by our Adviser or any sub-adviser in connection with the performance of any of their duties or obligations as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and that we will indemnify, defend and protect Indemnified Parties and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in connection with the performance of their duties as an investment adviser of the Company, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the MGCL, the 1940 Act, the Company’s charter and other applicable law if, among other things, (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) the Indemnified Party was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.
Revisions to the Current Advisory Agreement in the Proposed Advisory Agreement
The Proposed Advisory Agreement is materially similar to the Current Advisory Agreement, except for the proposed amendments detailed below, each of which, if approved by stockholders at the Special Meeting, would become effective upon a Listing.
Reduction in Base Management Fees
Effective upon any Listing, the Proposed Advisory Agreement would reduce the annual base management fee to 1.5% of our average total assets (including cash and cash equivalents), payable quarterly in arrears. calculated based on the average value of our total assets (including cash and cash equivalents) at the end of the two most recently completed calendar quarters. The determination of total assets will reflect changes in the fair value of our portfolio investments reflecting both unrealized appreciation and unrealized depreciation.
In addition, under the Proposed Advisory Agreement, the base management fee will be further reduced to an annual rate of (i) 1.25% of the average value of our total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of our investments in our lower middle market investment strategy (“LMM portfolio investments”) falls below 20% of our total investment portfolio at fair value, and (ii) 1.00% of the average value of our total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of the LMM portfolio investments falls below 7.5% of our total investment portfolio at fair value.
Effect of the Proposed Advisory Agreement on Base Management Fees
For the twelve months ended June 30, 2024, we incurred $20.3 million in base management fees payable to our Adviser. Had the base management fees for the twelve months ended June 30, 2024 been calculated under the terms of the Proposed Advisory Agreement, the amount of base management fees payable by us to our Adviser for such period would have decreased from $20.3 million to $17.3 million, which represents a decrease of $3.0 million or 14.5%.
Amendments to Structure of the Subordinated Incentive Fee, Capital Gains Incentive Fee and Reduction in Hurdle and Incentive Fee Rates
The Proposed Advisory Agreement would amend the structure of the subordinated incentive fee on income in a manner that would express the “hurdle rate” required for our Adviser to earn, and be paid, the incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below).
The Proposed Advisory Agreement would also reduce the incentive fee rate and the hurdle rate effective upon a Listing. Accordingly, if the Proposed Advisory Agreement is approved, effective upon a Listing, the subordinated incentive fee on income would be (i) reduced from 20% under the Current Advisory Agreement to 17.5% and (ii) calculated and payable quarterly in arrears based on “pre-incentive fee net investment income” for the immediately preceding calendar quarter, subject to a “hurdle rate”, expressed as a rate of return on the Company’s net assets, equal to 1.5% per quarter, or an annualized rate of 6.0%. Our Adviser would receive 50% of pre-incentive fee net investment income once the hurdle rate is exceeded (decreased from 100% under the Current Advisory Agreement) until the quarterly rate of 2.307692% (compared to 2.34375% under the Current Advisory Agreement), or 9.230769% annualized (compared to 9.375% under the Current Advisory Agreement), is exceeded, at which point our Adviser would receive 17.5% (compared to 20% under the Current Advisory Agreement) of all pre-incentive fee net investment income.
“Adjusted Capital” is defined in the Current Advisory Agreement to mean cumulative gross proceeds generated from sales of Shares (including proceeds from our distribution reinvestment plan) reduced for non-liquidating distributions, other than distributions of profits, paid to our stockholders and amounts paid for share repurchases pursuant to our share repurchase program. This provision was initially designed to work in connection with the

Company’s former continuous public offerings and its Share repurchase program. The Company’s continuous public offering ended on September 30, 2017, the date on which the Company closed the public offering of its Shares to new investors. Also, upon a Listing, the Company would no longer conduct a Share repurchase program. Therefore, the concept of “Adjusted Capital” will no longer be relevant to the Company. The Company believes that using “net assets” rather than “Adjusted Capital” for purposes of the subordinated incentive fee on income is appropriate in connection with the potential Listing of the Company and is consistent with provisions in investment advisory agreements of other Listed BDCs.
In addition, the Proposed Advisory Agreement includes a clarification to the definition of “pre-incentive fee net investment income” to specifically state that it (i) includes any income tax expense on our net investment income and any excise tax as reductions considered in the calculation of “pre-incentive fee net investment income” and (ii) excludes any income tax expense or benefit on our realized capital gains, realized capital losses or unrealized capital appreciation or depreciation from the calculation of “pre-incentive fee net investment income.” The Company believes that this clarifying change is appropriate in light of the fact that income tax expenses or benefits relating to the fair value fluctuations or disposition of portfolio investments are appropriately considered in the calculation of the incentive fee on capital gain, rather than as expenses against net investment income.
In addition, the Proposed Advisory Agreement would reduce the incentive fee on capital gains that we would be obligated to pay to our Adviser to 17.5% from 20% of our incentive fee capital gains, which will be earned on liquidated investments from our investment portfolio, net of any income tax expense associated with such realized capital gains. Under the Proposed Advisory Agreement, the incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Proposed Advisory Agreement Agreement). This fee will equal (a) 17.5% of our incentive fee capital gains, which will equal our realized capital gains (net of any related income tax expense) on a cumulative basis from the effective date of the Proposed Advisory Agreement, calculated as of the end of each calendar year thereafter (or upon termination of the Proposed Advisory Agreement), computed net of (1) all realized capital losses on a cumulative basis (net of any related income tax benefit) from the effective date of the Proposed Advisory Agreement, and (2) unrealized capital depreciation (net of any related income tax benefit) on a cumulative basis from the effective date of the Proposed Advisory Agreement, less (b) the aggregate amount of any previously paid capital gain incentive fees from the effective date of the Proposed Advisory Agreement. For purposes of calculating each component of the incentive fee capital gains under the Proposed Advisory Agreement, (1) the cost basis for any investment held as of the effective date of the Proposed Advisory Agreement will be deemed to be the fair value for such investment as of the most recent quarter end immediately prior to the effective date of the Proposed Advisory Agreement and, with respect to any investment acquired subsequent to the effective date of the Proposed Advisory Agreement, the cost basis will equal the cost basis of such investment as reflected in the Company’s financial statements and (2) the income tax expense or benefit associated with all investments will be measured from the most recent quarter end immediately prior to the effective date of the Proposed Advisory Agreement through the date of any such calculation.
In addition, the subordinated incentive fee on income for any partial quarter and the incentive fee on capital gains for any partial year and quarter under the Proposed Advisory Agreement will be appropriately pro-rated.
The charts below contain summaries of the proposed changes to be made by the Proposed Advisory Agreement to the subordinated incentive fee on income and capital gains incentive fee provisions set forth in the Current Advisory Agreement:

Subordinated Incentive Fee on Income

Provision	Current Advisory Agreement	Proposed Advisory Agreement
Measurement of Hurdle Rate	Measured as a percentage of “Adjusted Capital”	Measured as a percentage of “net assets”
Hurdle Rate Amount (1)	1.875% quarterly (7.5% annualized)	Decreased to 1.5% quarterly (6.0% annualized)
Incentive Fee Rate	20% of “pre-incentive fee net investment income”	Reduced to 17.5% of “pre-incentive fee net investment income”(2)
Catch-Up Amount (3)	100%	Reduced to 50%
(1) The hurdle rate is the minimum return that the Company must achieve for its stockholders before our Adviser can receive a subordinated incentive fee on income.
(2) The Proposed Advisory Agreement includes a clarification to the definition of “pre-incentive fee net investment income” to specifically state that it (i) includes any income tax expense on our net investment income and any excise tax as reductions considered in the calculation of “pre-incentive fee net investment income” and (ii) excludes any income tax expense or benefit on our realized capital gains, realized capital losses or unrealized capital appreciation or depreciation from the calculation of “pre-incentive fee net investment income.”
(3) The “catch-up” provision is intended to provide our Adviser with a subordinated incentive fee equal to 20% (under the Current Advisory Agreement) and 17.5% (under the Proposed Advisory Agreement) on all of our “pre-incentive fee net investment income” as if a hurdle rate did not apply when our net investment income exceeds a certain threshold.
Capital Gains Incentive Fee

Provision	Current Advisory Agreement	Proposed Advisory Agreement
Incentive Fee Rate	20% of our incentive fee capital gains	Reduced to 17.5% of our incentive fee capital gains
Cost Basis	Equals the purchase price of the acquired investments
Equals the most recently determined fair value on the effective date of the Proposed Advisory Agreement for then-held investments and the purchase price of investments with respect to investments made after the effective date of the Proposed Advisory Agreement (1)

Calculation Period	From inception of the Company	From the effective date of Proposed Advisory Agreement(1)
(1) This change would reset to zero, as of the effective date of the Proposed Advisory Agreement, the Company’s cumulative net realized loss and net unrealized appreciation since inception.

Effect of the Proposed Advisory Agreement on Incentive Fees
During the twelve months ended June 30, 2024, we incurred subordinated incentive fees on income of $13.5 million based upon the performance of our portfolio. We did not incur or accrue any capital gains incentive fees during the twelve months ended June 30, 2024.

If the subordinated incentive fee on income for the twelve months ended June 30, 2024 was calculated under the terms of the Proposed Advisory Agreement, the amount of the subordinated incentive fee on income payable by us to our Adviser for such period would have decreased from $13.5 million to $13.0 million, which represents a decrease of $0.5 million or 3.8%.
We evaluate the capital gains incentive fee for expense and accrual based on accumulated net realized gains (net of accumulated realized losses) and net unrealized appreciation (net of unrealized depreciation); however, under the terms of the Current Advisory Agreement, the fee actually payable to our Adviser is based on accumulated net realized gains (net of accumulated realized losses) and unrealized depreciation and no such fee is payable with respect to unrealized appreciation unless and until such appreciation is actually realized. As of December 31, 2023, the Current Advisory Agreement did not result in an expense accrual relating to the capital gains incentive fees in the Company’s financial statements.
If the expense and accrual for the capital gains incentive fee for the twelve months ended June 30, 2024 was calculated under the terms of the Proposed Advisory Agreement (assuming the effective date of the Proposed Advisory Agreement was July 1, 2023), there would have been no capital gains incentive fee expense or accrual for the twelve months ended June 30, 2024, representing no change from the Current Advisory Agreement. Under the Proposed Advisory Agreement, the Company’s historical net realized losses since inception would be reset to zero as of the effective date of the Proposed Advisory Agreement (which for illustration is assumed to be July 1, 2023), the cost basis of the investments held as of July 1, 2023, solely for purposes of the calculation of the capital gains incentive fee under the Proposed Advisory Agreement, would be deemed to be equal to the fair value thereof as of June 30, 2023 and the net fair value increase resulting from the Company’s net realized loss and net unrealized appreciation from July 1, 2023 through June 30, 2024, in each case net of the impact of tax expense or benefit on such items, the cumulative effect of which would result in no capital gains incentive fee expense or accrual for the twelve months ended June 30, 2024. Under the terms of the Proposed Advisory Agreement (and consistent with the Current Advisory Agreement), no fee would be payable to our Adviser unless and until unrealized appreciation is actually realized in the future, and assuming that the Company is in a net positive change in fair value position from the effective date of the Proposed Advisory Agreement through the period such gains were realized.
Below is a presentation of the effect of the Proposed Advisory Agreement on a pro forma basis for the twelve months ended June 30, 2024:

	Base Management Fee	Subordinated Incentive Fee on Income	Capital Gains Incentive Fee	Total
Current Advisory Agreement	$20.3 million	$13.5 million	$0.0 million	$33.8 million
Proposed Advisory Agreement	$17.3 million	$13.0 million	$0.0 million	$30.3 million
Difference	Decrease of $3.0 million	Decrease of $0.5 million	None	Decrease of $3.5 million

Revision to Provisions Regarding Administrative Expenses and Limitations on Reimbursement for Administrative Expenses
The Current Advisory Agreement includes provisions stating that the Company shall bear the costs and expense of its organization, operations and administration and provides that the Company shall either pay such costs and expenses directly, or through reimbursement to our Adviser. The Current Advisory Agreement additionally outlines a number of costs and expenses relating to the day-to-day administration and management of the Company, including certain expenses related to personnel. The Adviser has historically waived reimbursement for all such “internal administrative services expenses,” except for such expenses for services that were previously provided by an external third-party that were later internalized by the Adviser. This waiver is discretionary and can be discontinued at any point in the future.
Under the Proposed Advisory Agreement, this waiver would be memorialized as a quarterly cap on the Company’s obligation to reimburse the Adviser for “Internal Administrative Expenses.” In addition, in connection with the revisions to Section 2(b) of the Current Advisory Agreement, provisions will be added to the Proposed Advisory Agreement to clarify that the Company will be responsible for the costs and related expenses of procuring debt or other financing and for all fees, expenses and costs incurred in connection with any registration, offer and sale of the Company’s securities, including (without limitation) registration fees, fees and expenses of qualifying the securities for sale under applicable federal and state laws, attorney and accountant fees related to the registration and offering of the securities, printing costs, mailing costs, salaries of employees while engaged in sales activity, charges of transfer agents and all other organization and offering expenses.

“Internal Administrative Expenses” are defined under the Proposed Advisory Agreement as the actual cost of the personnel of the Adviser or its affiliates performing the functions of chief financial officer and chief compliance officer and other personnel of the Adviser or its affiliates engaged to provide day-to-day administrative and non-advisory management services or professional services for the Company in-house (including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with federal and state laws) including, without limitation, direct compensation costs, including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith), and related overhead costs, including rent, allocated by the Adviser to the Company in a reasonable manner, without markup. Under the Proposed Advisory Agreement, the Company will not, and will not be obligated, to reimburse the Adviser for Internal Administrative Expenses in an amount that exceeds on a quarterly basis the product obtained by multiplying (x) the value of our total assets (including cash and cash equivalents) at the end of each calendar quarter by (y) the applicable “Annual Basis Point Rate” set forth in the below table:

Total Assets	Annual Basis Point Rate
$0 – $500 million	6.0
Over $500 million – $1.25 billion	5.125
Greater than $1.25 billion	4.5

Aggregate Effect of Proposed Changes to Base Management and Incentive Fees
As detailed above, under the Current Advisory Agreement, we incurred $33.8 million combined management and incentive fees for twelve months ended June 30, 2024. Under the Proposed Advisory Agreement, such fees would have been $30.3 million, a decrease of $3.5 million or 10.2%. Depending on the circumstances, including the performance of the Company, the aggregate advisory fees expensed, accrued and payable under the Proposed Advisory Agreement could ultimately be higher or lower than those expensed, accrued and payable under the Current Advisory Agreement for any given period.
Pro Forma Comparison of Fees Payable Under the Current Advisory Agreement and the Proposed Advisory Agreement
The following table is intended to assist you in understanding the fees and expenses that a stockholder would bear directly or indirectly under the Current Advisory Agreement as compared to the Proposed Advisory Agreement. Some of the percentages indicated in the table below are estimates and may vary.

Stockholder Transaction Expenses for the Twelve Months Ended June 30, 2024

	Current Advisory Agreement	Proposed Advisory Agreement
Expenses (as a percentage of offering price)(1)
Sales load to dealer manager(1)	0.0%	0.0%
Offering expenses(1)	0.0%	0.0%
Distribution reinvestment plan expenses(2)	0.0%	0.0%
Total stockholder transaction expenses	0.0%	0.0%
Annual expenses (as a percentage of net assets attributable to Shares)(3)
Management fees(4)	3.3%	2.8%
Incentive fees - subordinated incentive fee on income(4)	2.2%	2.1%
Incentive fees - capital gains incentive fee(4)	0.0%	0.0%
Interest payments on borrowed funds(5)	6.2%	6.2%
Other expenses(6)	0.8%	0.8%
Total annual expenses	12.5%	11.9%

(1)We are no longer offering Shares for sale through any broker or selling agent. As a result, there are no selling commissions, dealer manager fees or other sales charges to a stockholder to reflect in this table.
(2)The expenses of administering our distribution reinvestment plan are included in “Other expenses”.
(3)“Net assets attributable to Shares” equals the Company’s net assets as of June 30, 2024.

(4)Refer to “Overview of the Current Advisory Agreement” and “Revisions to the Current Advisory Agreement in the Proposed Advisory Agreement” above for a description of the structure and calculation of the management fees and incentive fees under the Current Advisory Agreement and the Proposed Advisory Agreement.

(5)We borrow money to make investments. The costs associated with borrowing are indirectly borne by our stockholders. The figure in the table is based on actual interest and financing arrangement expenses of $38.4 million for the twelve months ended June 30, 2024.

(6)“Other expenses” include accounting, legal and auditing fees as well as the reimbursement to our Adviser for administrative services expenses, which include all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third-party service provider or our Adviser or its affiliates (to the extent performed by our Adviser or its affiliates, the “Internal Administrative Services”). Internal Administrative Services include, but are not limited to, the cost of our Adviser’s personnel performing accounting and compliance functions and other administrative services on our behalf.

As described above, our Adviser previously waived reimbursement of all Internal Administrative Services expenses, except for certain administrative services that were previously provided for us by a third-party sub-administrator. The figure in the table above for “other expenses” under the Current Advisory Agreement is based on such expenses for the twelve months ended June 30, 2024, net of any waiver of Internal Administrative Services expenses. If such expenses were not waived, the percentage would have been 2.10%. Under the Proposed Advisory Agreement, the potential reimbursement of Internal

Administrative Expenses by the Company to the Adviser would be capped at an amount approximately equal to the amount historically charged by the Adviser to the Company for Internal Administrative Services expenses, net of the historical waivers.
The table above and the example below assumes that all provisions of the Proposed Advisory Agreement are in effect.
Example
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, we have assumed its annual operating expenses would remain at the percentage levels set forth in the table above.
Current Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from investment income (and no return from net realized capital gains):	$106	$298	$469	$816
Proposed Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from investment income (and no return from net realized capital gains):	$106	$298	$469	$816
While the examples above assume, as required by the SEC, a 5% annual return, our actual performance will vary and may result in a return greater or less than 5%, and may include a combination of such return from investment income and net realized capital gains. The incentive fees under each of the Current Advisory Agreement and the Proposed Advisory Agreement, assuming a 5% annual return, would not be earned or payable if there is no return from net realized capital gains, and thus are not included in the above examples. This illustration assumes that we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation, and the related income tax impacts, in any of the indicated time periods. If we achieve sufficient returns on its investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses would be higher.
Assuming, however, that the 5% annual return required by the SEC is 100% earned through realized capital gains, net of any realized capital losses and gross unrealized capital depreciation, and the related income tax impacts, and no amount of such annual return is earned from investment income, which would result in the incentive fee on capital gains under the Current Advisory Agreement and the Proposed Advisory Agreement being earned and payable and the subordinated incentive fee on income not being earned and payable, the following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares.

Current Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from realized capital gains:	$106	$298	$469	$816
Proposed Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from realized capital gains:	$114	$319	$497	$848
Deletion of Provisions Required by the NASAA Guidelines
Limitations Only Applicable While the Company Is Not Listed
As described above, as a BDC, a number of states where we wished to offer Shares for sale required us to include certain limitations imposed by the NASAA Guidelines in its governing documents. Like the Charter, the Current Advisory Agreement includes certain NASAA-mandated limitations that govern the relationship between us and our Adviser.
However, the Current Advisory Agreement provides that certain of such NASAA-mandated limitations shall apply for only so long as our Shares are not listed on a national securities exchange, and if our Shares are listed on a national securities exchange, we would no longer be subject to these provisions related to the NASAA Guidelines. These provisions include Sections 1(i)-(j), Section 2(d)-(f), Section 4(b)-(f), Section 5(b), Section 8(b)-(c), Section 9(d)-(e) and Section 10 of the Current Advisory Agreement. Accordingly, if we effect a Listing, such NASAA-mandated limitations contained in the Current Advisory Agreement will no longer have any effect so long as our Shares are listed on a national securities exchange. Therefore, for administrative ease and clarity, upon a Listing, we are proposing that the Proposed Advisory Agreement would delete all of the NASAA-mandated limitations that would no longer be in effect in accordance with the Current Advisory Agreement.
In connection with the revisions to Section 8, upon the removal of Section 8(b) and Section 8(c) of the Current Advisory Agreement, which place limitations on the indemnification of our Adviser and advancement of funds, provisions will be added to Section 8 to clarify, that the indemnification provisions in the Proposed Advisory Agreement will not be construed so as to provide for the indemnification of an Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the indemnification provisions of Section 8 of the Proposed Advisory Agreement to the fullest extent permitted by law.
Other Limitations Required by the NASAA Guidelines
Certain other provisions in the Current Advisory Agreement were originally included because of requirements of the NASAA Guidelines, although such provisions are not specifically referenced as applying for only so long as the Shares of the Company are not Listed. These provisions are not otherwise required by the 1940 Act. Accordingly, for administrative ease and clarity, upon a Listing, we are proposing that the Proposed Advisory Agreement would revise these provisions, as detailed below.
First, the Current Advisory Agreement requires, in Section 9(b), the Company to obtain a vote of the majority of the outstanding voting securities of the Company or the vote of the majority of the Company’s Independent Directors to terminate the Current Advisory Agreement. The 1940 Act permits termination of an advisory contract by a majority of the Company’s Board, and not the majority of the Company’s Independent Directors. Therefore, under the Proposed Advisory Agreement, the Company may terminate the Proposed Advisory Agreement upon 60 days’ written notice either by a vote of the majority of the outstanding voting securities of the Company or by a vote of the Board. The Company believes that these amendments comply with the provisions of the 1940 Act, and are similar to provisions in the investment advisory agreements of other Listed BDCs.
Second, Section 9(c) of the Current Advisory Agreement governs the payments to and duties of our Adviser upon termination of the Current Advisory Agreement. Under Section 9(c)(i), our Adviser is only entitled to receive payments under the Current Advisory Agreement for services provided prior to termination, which must be paid by the Company within thirty days after the effective date of such termination, and is required to submit to binding arbitration in the event of a dispute between the parties regarding the fees owed. In addition, Section 9(c)(ii) imposes certain requirements upon our Adviser upon termination, including providing an accounting to the Board, delivering to the Board all assets and documents of the Company then in custody of our Adviser, and cooperating with us to provide an orderly management transition. Under the Proposed Advisory Agreement, these provisions would be deleted and a provision would be added to the end of Section 9(b) to clarify that, upon termination or expiration of the Proposed Advisory Agreement, our Adviser would be entitled to receive any payments due through the date of termination or expiration of the Proposed Advisory Agreement. The only meaningful effect of the deletion of Section 9(c) of the Current Advisory Agreement and the addition of the language at the end of Section 9(b) of the Proposed Advisory Agreement is to provide the Company more time to pay out any previously earned advisory fees to our Adviser after the termination of the Proposed Advisory Agreement (as opposed to requiring that such payout be made within thirty days after the termination as is the case under the Current Advisory Agreement) and the elimination of the need of the parties to submit to binding arbitration in the event of a dispute between them relating to such final payout (which under the Proposed Advisory Agreement would require the parties to come to an agreement themselves and resort to the courts in the event that such an agreement could not be reached). The other deleted provisions under Section 9(c) are covered by other provisions of the Proposed Advisory Agreement or are imposed on our Adviser given the fiduciary duties that it owes the Company under the Advisers Act. For example, deleted Sections 9(c)(ii)(A) and (B) of the Current Advisory Agreement would require our Adviser to provide us with certain of our records and documentation, which is already covered by Section 1(h) of the Current and Proposed Advisory Agreement. Similarly, the obligation of our Adviser to cooperate with the Company to provide an orderly transition of services is subsumed in the fiduciary duty owed to us by the Adviser under the Advisers Act. Finally, we believe that these amendments comply with the provisions of the 1940 Act and are similar to provisions in the investment advisory agreements of other Listed BDCs.
Addition of Financing/Refinancing Provision and Other Clarifying Changes to Adviser’s Power and Authority
Section 1(c) of the Proposed Advisory Agreement makes explicit our Adviser’s authority to effectuate investment decisions for the Company, including the power and authority to negotiate, execute and deliver all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In addition, the Proposed Advisory Agreement clarifies that, in the event that the Company determines to procure debt or other financing (or refinance existing debt or other financing), the Adviser will use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. Section 1(c) of the Proposed Advisory Agreement also makes explicit our Adviser’s authority, should it need to make investments or obtain financing on behalf of the Company through a special purpose vehicle or tax blocker subsidiary, to create or arrange for the creation of such special purpose vehicle or tax blocker subsidiary and to make such investments or obtain financing through such special purpose vehicle or tax blocker subsidiary in accordance with applicable law. For clarity, the Company believes that these revisions and provisions should be added to the Proposed Advisory Agreement and that they are consistent with provisions in the investment advisory agreements of other Listed BDCs. As noted above, the Company believes that all the changes described in this paragraph are clarifying in nature only and do not substantively change or alter these provisions in any manner.
Term
The Current Advisory Agreement became effective on October 30, 2020, following receipt of approval of stockholders on October 28, 2020. After an initial two-year term, the Current Advisory Agreement has been re-approved annually (with the most recent being on July 17, 2024) by (i) the vote of the Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our directors who are not parties to the Current Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. All of the above-described proposed changes in the Proposed Advisory Agreement will only become effective upon a Listing. Similar to the Current Advisory Agreement, the Proposed Advisory Agreement will be effective for an initial two-year term and then will be required to be re-approved annually.
Board Considerations
The following reflects the Board’s considerations in approving the Proposed Advisory Agreement. While stockholders are not being asked to re-approve the Current Advisory Agreement, the Company is providing the information below regarding the Board’s review process and considerations in approving the renewal of the Current Advisory Agreement because such factors, in part, formed the basis of the Board’s determination with respect to the Proposed Advisory Agreement. In considering whether to approve the Proposed Advisory Agreement and whether to renew the Current Advisory Agreement, the Board reviewed a memorandum outlining the legal duties of the Board under the 1940 Act and applicable state law and discussed factors outlined by the federal courts as relevant to a board’s consideration of the approval of an investment advisory agreement.
Proposed Advisory Agreement
At meetings of the Board held on July 16 and July 17, 2024, and after prior Board meetings on June 25 and July 10, 2024 to discuss the provisions of the Proposed Advisory Agreement in anticipation of preparing for a potential Listing, the Board reviewed (1) the Current Advisory Agreement for renewal in the event a Listing is not completed and (2) the proposed changes in the Proposed Advisory Agreement and considered the mechanics of the changes and the Adviser’s rationale for the changes, as summarized below.
The Board’s contemplation of the Proposed Advisory Agreement and its related discussions with the Adviser were focused primarily on the desire to provide a transaction that would provide the Company’s stockholders a path to full liquidity with respect to their investments in the Shares, while at the same time providing the Company’s stockholders an investment strategy and advisory fee structure intended to provide a recurring source of consistent current yield through the Company’s future dividends and best-in-class financial performance and stockholder returns in the future.
As part of these discussions, the Board and the Adviser discussed the intent, in connection with any Listing, to shift the Company’s future investment focus to be solely focused on the Company’s private loan (“Private Loan”) investment strategy, rather than the Company’s current investment focus primarily on the Private Loan investment strategy and secondarily on the Company’s lower middle market (“LMM”) investment strategy, and the potential effects associated with this change in investment strategy.
The Board considered that the Company’s investments made pursuant to its LMM investment strategy (“LMM portfolio investments”) generally consist of investments in portfolio companies of smaller sizes than companies in which the Company invests pursuant to its Private Loan investment strategy (“Private Loan portfolio investments”), and that the portfolio companies in its LMM portfolio investments are generally not supported by a private equity sponsor. As a result, the Company’s LMM portfolio investments are highly illiquid and significantly less liquid than its Private Loan portfolio investments. In addition, the Board noted that a core part of the Company’s LMM investment strategy includes investing in equity instruments in the LMM portfolio companies, and such equity investments have a higher risk profile than debt investments due to the nature of their position in the portfolio company’s capital structure and such equity investments do not provide the Company a contractual current yield, income or return. As a result, the Company’s LMM investment strategy is materially different than most other listed BDCs and different than all of the recent BDC industry initial public offerings and listings, all of which are primarily investment funds with a debt-investment-only, “current yield” focus. In addition, given the unique nature of the LMM investment strategy, which includes an investment strategy more consistent with a “private equity” style investment strategy, the Board noted that the Adviser believes that the Company’s existing base management fee and incentive fee structure are more appropriate than the fee structures of the BDCs that have recently completed an initial public offering or a listing if the Company maintains the LMM investment strategy as part of its overall investment strategy in the future. Lastly, the Board considered the negative impact of the highly illiquid nature of the Company’s LMM portfolio investments and the significant equity investment component of the Company’s LMM investment strategy on its ability to maximize its use of leverage relative to other listed BDCs, given that lenders typically apply reduced or zero advance rates for borrowings against highly illiquid investments and against equity investments as compared to more liquid and debt investments. While the Board noted the risk with respect to the use of leverage, it also determined that the ability to further leverage its investment portfolio in a productive manner would potentially increase dividends and other returns to stockholders and is more consistent with most other listed BDCs. As such, the Board noted that a shift away from the LMM investment strategy to the Private Loan only investment strategy would result in an investment strategy and fee structure that is more consistent with the approach of most other listed BDCs, and specifically those BDCs that recently completed an initial public offering or listing, and most importantly is correlated to the Proposed Advisory Agreement given the less labor-intensive nature from an investment advisory standpoint and lower risk and return profile of the Private Loan investment strategy as compared to the LMM investment strategy. In addition, the Board considered the potential for the Company to reduce the minimum asset coverage ratio applicable to the Company under the 1940 Act to 150% from 200% following any Listing, subject to the requisite Board or stockholder approval, and discussed the effects of utilization of any such increase in leverage on the fees payable to the Adviser under the Proposed Advisory Agreement. In this regard, the way in which incentive fees are determined may encourage our Adviser to use leverage to increase the return on our investments. In addition, the fact that our base management fee is payable based upon our total assets, which includes any borrowings for investment purposes, may encourage our Adviser to use leverage to make additional investments. In each of these situations, our Adviser would have the potential to receive higher base management and incentive fees than would otherwise be the case. In each case however, as the Company grows its assets, through the use of any incremental leverage, the Company has the ability to lower its contractual base management fee rate percentage under the Proposed Advisory Agreement as it focuses its future investment activities on the Company’s Private Loan investment strategy and thereby dilutes its LMM portfolio investments.
In considering the replacement of “Adjusted Capital” with net asset value in the denominator of the incentive fee calculation under the Proposed Advisory Agreement, the Board considered that this provision was initially designed to work in connection with our former continuous public offering and our Share repurchase program. Our continuous public offering ended on September 30, 2017, the date on which we closed the public offering of our Shares to new investors. Also, upon a Listing, we would no longer conduct a Share repurchase program. In addition, the Board reviewed the incentive fee calculations for other listed BDCs and concluded that to the best of the Company’s knowledge all other listed BDCs, including all of the BDCs involved in the recent BDC industry initial public offerings and listings, utilize net asset value in the denominator of the incentive fee calculation. Therefore, the Board considered that the concept of “Adjusted Capital” will no longer be relevant to the Company after a Listing and concluded that net asset value is the more appropriate factor to use as the replacement for “Adjusted Capital”.
The Board also reviewed a series of calculations demonstrating the impact of the Proposed Advisory Agreement on the base management fee, incentive fees and the total fees payable to our Adviser under hypothetical performance scenarios in considering (1) the reduction in the base management fee in the Proposed Advisory Agreement, including with respect to the further contractual reductions based on the aggregate fair value of our LMM portfolio investments as a percentage of our total investment portfolio at fair value, (2) the reduction in the subordinated incentive fee on income and reset and reduction in the incentive fee on capital gains in the Proposed Advisory Agreement and (3) the reduction in the hurdle rate and change in the “catch up” calculation from a “100% catch-up” to a “50% catch-up” in the Proposed Advisory Agreement.
The Board noted that replacing “Adjusted Capital” with net asset value in the denominator of the incentive fee calculation could raise the incentive fees payable by us depending on our future performance given that as of December 31, 2023 our “Adjusted Capital” was $755.0 million and our net asset value was $622.3 million and that the lower the denominator, the easier it would be for our Adviser to exceed the hurdle rate and trigger the payment of a subordinated incentive fee on income. The Board further noted that although changing the hurdle rate for the subordinated incentive fee on income could increase the incentive fees payable by us, such increase would likely be offset by a combination of the decrease in the subordinated incentive fee on income to 17.5% from 20% and the decrease in the “catch-up” feature to 50% from 100%. In addition, the Board also noted that the change to the “catch-up” feature provided a greater alignment of interest between the Company and the Adviser (i.e., because our Adviser and the Company or stockholders share in our returns equally above the hurdle rate until the Adviser receives 17.5% of our “pre-incentive fee net investment income” as opposed to having 100% of our returns above the hurdle rate paid to the Adviser in the “catch-up” as provided in the Current Advisory Agreement) without meaningfully impacting the top-end of the “catch-up” feature (which would decrease from 9.375% under the Current Advisory Agreement to approximately 9.231% in the Proposed Advisory Agreement, which is less significant than the reductions to the base management fee under the Proposed Advisory Agreement), providing what the Board believes is a significant benefit to the Company. The Board believes that the combination of the reduction in the capital gains incentive fee from 20% to 17.5% and the reset of the capital gains incentive fee to the Listing date appropriately balances the various other proposed changes under the Proposed Advisory Agreement with the benefits of providing the Adviser with the incentive to effectuate sales of our investments, including equity interests in LMM portfolio investments, in a favorable manner on a go-forward basis. The Board also noted that the proposed changes in the Proposed Advisory Agreement would immediately reduce the amount of base management fee and would provide for further contractual reductions to the base management fee in the future as the Adviser shifts our investment portfolio away from LMM portfolio investments. The Board specifically noted that the final base management fee of 1.0% that the Company could achieve under the Proposed Advisory Agreement following completion of the rotation of its investment portfolio away from LMM portfolio investments would compare very favorably to other listed BDCs. In this regard, the Board reviewed a survey highlighting the base management fees currently paid by a universe of approximately 45 listed BDCs and found that only nine of those BDCs had a base management fee of 1.0% or less.
The Board also took into account that the fact that our Adviser will continue to provide administrative services to the Company consistent with its historical practices, but that our Adviser was willing to place a contractual cap and include breakpoints (i.e., the decrease in the “Annual Basis Point Rate” from 6.0 basis points to 4.5 basis points as the Company’s total assets grow) to capture future economies of scale on the amount the Company would be obligated to reimburse our Adviser under the Proposed Advisory Agreement for the allocable portion of overhead costs and other expenses incurred by our Adviser in performing its administrative services obligations under the Proposed Advisory Agreement, and that such contractual reimbursement cap compared favorably to other BDCs. The Board noted that the Company’s non-advisory expense ratio, excluding interest expense, under the Proposed Advisory Agreement would have been 0.4% of total assets based on the twelve months ended March 31, 2024, unchanged from the actual non-advisory expense ratio, excluding interest expense, under the Current Advisory Agreement, and which the Board viewed favorably compared to the peer group during this period. In this regard, the Board reviewed a survey highlighting the non-advisory expense ratio, excluding interest expense, of 13 other non-traded, publicly offered BDCs and found that eight of them had higher ratios than the Company’s under the Proposed Advisory Agreement, with the Company’s ratio under the Proposed Advisory Agreement considerably lower than the average of the 13 non-traded, publicly offered BDCs. The Board further noted that if the Adviser had not waived a significant portion of the reimbursable administrative services in this historical period, the Company’s non-advisory expense ratio, excluding interest expense, under the Current Advisory Agreement would have been significantly higher at 1.2%, and, as a result, the contractual cap on the amount the Company is obligated to reimburse our Adviser under the Proposed Advisory Agreement for the allocable portion of overhead costs and other expenses incurred by our Adviser under the Proposed Advisory Agreement is a material positive change for the Company.
The Board considered that, based on the Company’s December 31, 2023 financial information, the pro forma advisory fees under the Proposed Advisory Agreement would be lower than the actual advisory fees under the Current Advisory Agreement as a result of the contractual savings from the reduced pro forma base management fees under the Proposed Advisory Agreement. The Board also considered that, based on the Company’s March 31, 2024 financial information, the pro forma advisory fees under the Proposed Advisory Agreement would be lower than the actual advisory fees under the Current Advisory Agreement as a result of the contractual savings from the reduced pro forma base management fees under the Proposed Advisory Agreement. The Board further considered that the contractual reductions to the base management fee available under the Proposed Advisory Agreement would potentially result in significant increased savings in the future.
The Board then considered that, if we effect a Listing, the NASAA-related provisions and limitations contained in the Current Advisory Agreement will no longer have any effect or be required for so long as our Shares are listed on a national securities exchange and therefore, should be removed from the Current Advisory Agreement.

The Board noted that our Adviser expected that the Proposed Advisory Agreement would not change the nature, quality and extent of the investment advisory and other services currently being provided to us by our Adviser under the Current Advisory Agreement. In addition, the Board members were provided substantial information regarding our Adviser and our performance.
Lastly, the Board noted that the changes included in the Proposed Advisory Agreement represented a significant reduction to the base management fee and incentive fees on a combined basis as compared to the terms of the Current Advisory Agreement, while continuing to provide the Company and its stockholders the significant benefits of retaining an Adviser with a best-in-class reputation for financial performance (as detailed below) and a consistent focus on stockholder alignment and advocacy.
Current Advisory Agreement
During the July 17, 2024 meeting, the Board, including all of the Independent Directors, approved the renewal of the Current Advisory Agreement. The Board generally receives, reviews and evaluates information concerning the services and personnel of our Adviser and its affiliates at quarterly meetings of the Board. While particular emphasis might be placed on information concerning the nature of our investment strategies and investment portfolio, particularly the unique LMM segment of each, our investment performance, comparability of fees, total expenses and profitability at any meeting at which a renewal of the contracts is considered, the process of evaluating our Adviser and our investment advisory and administrative arrangements is an ongoing one.
In considering whether to renew the Current Advisory Agreement, the Board reviewed certain information provided to the Board by our Adviser in advance of July 16, 2024 and July 17, 2024 meetings, and supplemented orally during the meeting, including, among other things, (a) the nature, quality and extent of the advisory and other services to be provided to us by our Adviser; (b) the investment performance of the Company and the Adviser; (c) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (d) our projected operating expenses and expense ratio, including reimbursement obligations under the Current Advisory Agreement, compared to other BDCs with similar investment objectives; (e) any existing and potential sources of indirect income to our Adviser from its relationships with the Company and the profitability of those relationships; (f) information about the services to be performed and the personnel performing such services under the Current Advisory Agreement; (g) the organizational capability and financial condition of our Adviser and its respective affiliates, including the credentials of our Adviser’s professional employees; and (h) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure. The Board also reviewed a report prepared by our Adviser which included information comparing (1) our performance with the performance of a group of comparable funds (the “Performance Group”) for various periods ended March 31, 2024 and (2) the Company’s total fees with those of a group of comparable funds (the “Expense Group”), the information for which was derived in part from publicly available financial information as of the date of the analysis.
In determining whether to renew the Current Advisory Agreement (and as noted above, whether to approve the Proposed Advisory Agreement), the Board considered all factors that it believed to be relevant, including those discussed below. The Board did not identify any one factor as dispositive, and each Director may have attributed different weights to the factors considered.
(a) The nature, extent and quality of services to be provided by our Adviser — The Board considered our Adviser’s specific responsibilities in all aspects of day-to-day investment management of the Company. In considering the nature, extent and quality of the investment management services to be provided by our Adviser, the Board noted that it had previously reviewed the written responses of our Adviser to initial and supplemental inquiries from counsel on behalf of the Independent Directors, which included, among other things, information about the background and experience of its management and investment professionals.
The Board also considered other investment management services to be provided to the Company, such as the provision of managerial assistance, monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities laws and regulations. The Board discussed our Adviser’s cybersecurity and business continuity programs and those of its service providers.

Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by our Adviser.
(b) Investment performance of the Company and our Adviser — The Board considered the investment performance of the Company. The Board considered several key performance achievements of by the Company during the prior fiscal year including increased quarterly dividends over the prior year, reaffirmed investment grade rating, and generation of significantly greater incentive fees over the prior year, indicating a strong and significant level of earnings coverage above the Company’s quarterly dividends. The Board also considered our performance relative to our BDC peers, including other non-traded BDCs and closed-end funds and relative to industry benchmark returns, noting that the Company’s performance compared favorably among both groups.

Additionally, in light of the overlap of investment professionals with our Adviser, and the consistency of the investment strategies between the Company and Main Street, the Board noted the following information regarding Main Street’s investment performance since its initial public offering (“IPO”) in 2007:
•Main Street has demonstrated its ability to scale its Private Loan platform, growing its Private Loan assets under management from $67.7 million at fair value as of December 31, 2013 to $2.3 billion at fair value as of March 31, 2024.
•Main Street has demonstrated the success of its Private Loan investment strategy since initiating the strategy in 2013, with an average gross return on Private Loan assets since inception of 10.39%.
•Main Street has never decreased its monthly dividend rate and has increased its monthly dividends from $0.33 per share in the fourth quarter of 2007 to $0.735 per share for the third quarter of 2024.
•Main Street has paid or declared $41.59 per share in total dividends since its IPO at $15.00 per share.
•Main Street has experienced net asset value growth of $16.69 per share, or 130%, since December 31, 2007.
(c) Cost of the services to be provided and profits to be realized by our Adviser from the relationship with the Company — The Board considered the costs the Company has incurred under the Current Advisory Agreement based on information provided by our Adviser. The Board noted that the Company’s advisory fees ratio, which is the ratio of total advisory fees (excluding capital gain incentive fees) adjusted for fee waivers and payments during the year of previously waived fees as a percentage of gross assets, was reasonable considering performance and as compared to the peer group.
The Board also reviewed information from our Adviser regarding the anticipated profitability to our Adviser from its relationship with the Company, noting that our Adviser does not expect to derive any material indirect benefits from its relationship with the Company other than indirectly benefiting our Adviser’s reputation and helping it to grow its overall investment platform and specifically its Private Loan investment capacities. The Board also took into account that our Adviser will continue to provide administrative services to the Company and that the Company is contractually obligated to reimburse our Adviser at cost for the allocable portion of overhead and other expenses incurred by our Adviser in performing its administrative services obligations under the Current Advisory Agreement, and our Adviser has agreed to continue waiving the vast majority of these reimbursement amounts through December 31, 2024.
The Board also discussed the financial statements of our Adviser’s parent company, Main Street, which is publicly traded on the New York Stock Exchange, and its investment grade ratings. Based on its review and evaluation of the information provided, the Board concluded within the context of its overall determinations regarding the Current Advisory Agreement that our Adviser’s expected profitability supported the Board’s decision to approve the Current Advisory Agreement.
(d) Economies of scale and whether fee levels reflect these economies of scale — The Board considered the extent to which economies of scale are expected to be realized and whether fee levels reflect these economies of scale. The Board noted that, while our Adviser is not currently experiencing any significant economies of scale in servicing the Company, there is a possibility that economies of scale could be realized as asset levels increase.
(e) Comparison of services to be rendered and fees to be paid to those under other investment advisory contracts, such as contracts of the same and other investment advisers or other clients — The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group and the Company’s performance relative to the peer group. The Board noted that the Company’s base management fee of 1.75% of average gross assets under the Current Advisory Agreement is consistent with the median of the base management fees charged by the peer group. The Board then noted that the 20.0% rate on both components of the incentive fee is generally consistent across the peer group. Based on the information reviewed and the considerations detailed above, the Board, including all of the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the Current Advisory Agreement.
Conclusion
Based on the considerations described above, at the July 17, 2024 meeting, the Board, including all of the Independent Directors, determined that the terms of the Proposed Advisory Agreement, including the fees, are fair and reasonable in relation to the services to be provided and approved the Proposed Advisory Agreement as being in the best interests of the Company and its stockholders, to be effective upon a Listing.
The Board then directed that the Proposed Advisory Agreement be submitted to stockholders for approval with the Board’s recommendation that the stockholders of the Company vote to approve the Proposed Advisory Agreement, to be effective upon a Listing.
Vote Required
Approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote at the Special Meeting. For these purposes, the 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy or (b) more than 50% of our outstanding voting securities, whichever is less.
You may vote for or against or abstain from voting on the Advisory Agreement Amendment Proposal. Abstentions will have the same effect as votes against the Advisory Agreement Amendment Proposal.
Even if approved by our stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until a Listing occurs (i.e., the Current Advisory Agreement will remain in effect unless and until a Listing occurs). If stockholders approve the Advisory Agreement Amendment Proposal, the Proposed Advisory Agreement will supersede and replace the Current Advisory Agreement, effective upon a Listing. If stockholders do not approve this proposal, then the Current Advisory Agreement will remain in effect, and the Board will consider and evaluate its options to determine what alternatives are in the Company’s and the stockholders’ best interests, including potentially seeking to move forward with a Listing.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY AGREEMENT AMENDMENT PROPOSAL.

BELOW-NAV SHARE ISSUANCE PROPOSAL (ITEM 3)
Background
The 1940 Act generally prohibits the Company, as a BDC, from offering and selling Shares at a price per Share, after deducting selling commissions and dealer manager fees, below the then-current NAV per Share unless the Company meets certain exceptions.
One such exception would permit the Company to sell or otherwise issue Shares during the next year at a price below the Company’s then-current NAV if its stockholders approve such a sale and the Company’s directors make certain determinations prior to the sale or issuance of such Shares. A majority of the Company’s Independent Directors and a majority of the Company’s directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its stockholders prior to selling Shares at a price below NAV per Share if the Company’s stockholders were to approve such a proposal. A majority of the Company’s Independent Directors and a majority of the Company’s directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase the Company’s Shares or immediately prior to the issuance of such Shares, that the price at which the Shares is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.
During the Company’s prior continuous public offering, to the extent that its NAV increased, the Board increased the offering price such that the Company sold Shares at a price necessary to ensure that Shares were not sold at a price per Share, after deduction of selling commissions and dealer manager fees, that was below its NAV per Share. However, in connection with any potential follow-on public offering of the Shares that may occur in connection with or after any Listing, the Board, including a majority of the Company’s Independent Directors and a majority of the Company’s directors who have no financial interest in the sale, in consultation with the underwriter or underwriters, may determine to offer and sell Shares at a price per Share, after deducting selling commissions and dealer manager fees, below the then-current NAV per Share. In addition, upon a Listing, Shares may trade at a market price that is less than the NAV attributable to those Shares.
The Company is seeking stockholder approval now to sell its Shares below NAV per Share in order to provide flexibility for future sales, including with respect to any potential follow-on public offering of our Shares that may occur in connection with or after any Listing, which typically are undertaken quickly in response to market conditions. The Company believes that it is important to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be sold. Instead, any transaction where the Company would sell Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Below-NAV Share Issuance Proposal is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for Shares sold during a period beginning on the date of stockholder approval and expiring one year from such approval. This proxy statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.
The Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its Shares, sell or otherwise issue Shares, not exceeding 25% of its then outstanding Shares immediately prior to each such sale or issuance, at a price below NAV per Share, subject to the conditions set forth in this proposal. The Board, including a majority of the Independent Directors and a majority of directors who have no financial interest in the Below-NAV Share Issuance Proposal, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. If approved, the authorization would be effective for securities issued during a twelve-month period following stockholder approval.
Reasons to Offer Shares Below NAV
Current Market Conditions
From time to time, capital markets may experience periods of disruption and instability. The market has recently experienced such a period of instability due to the effects of inflation and elevated interest rates. Periods of market disruption and instability may recur and adversely affect the Company’s access to sufficient debt and equity capital, as well as its ability to effectuate any potential follow-on public offering of the Shares that may occur in connection with or after any Listing. It may be advantageous to seek to raise additional equity capital in a public offering or private placements, which would be greatly aided by the flexibility of being able to offer Shares at a price below current NAV. Further, debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions. This access to equity capital will allow the Company to better negotiate with its lenders and avoid the Company from being a forced seller of assets in this current marketplace. It will also preserve financial flexibility during these uncertain times for other purposes, such as providing liquidity to troubled portfolio companies by participating in capital restructurings. In addition, the Company believes that additional attractive investment opportunities may present themselves during this period.
Status as a RIC and Maintaining a Favorable Debt to Equity Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its Shares in order to grow its investment portfolio. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). The Company must also comply with the 200% (or 150% if certain requirements are met) asset coverage requirements in order to incur debt or issue senior securities. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets.
Failure to maintain the required asset coverage ratio could have severe negative consequences for the Company, including the inability to pay dividends and breach of covenants in the Company’s credit facilities and other financing arrangements. Although the Company does not currently expect to breach the asset coverage ratio, the markets it operates in and the general economy are currently exceptionally volatile and uncertain. Even if the underlying performance of one or more portfolio companies may not indicate an impairment or inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized capital depreciation on certain investments. Any such write-downs in value (as well as unrealized capital depreciation based on the underlying performance of the Company’s portfolio companies, if any) will negatively impact the Company’s total assets and the resulting asset coverage ratio. Issuing additional equity would allow the Company to realign its debt-to-equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.
Conditions to the Sale of the Company’s Shares Below NAV
If stockholders approve this proposal, the Company will sell Shares at a price below NAV per Share, exclusive of sales compensation, only if the following conditions are met:
•a majority of the Independent Directors who have no financial interest in the sale have approved the sale;

•a majority of such Independent Directors, who, in consultation with the underwriter or underwriters of the offering, if any, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
•the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding Shares immediately prior to each such sale.
Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect of the issuance of the Company’s Shares at less than NAV per share. Any sale of Shares at a price below NAV per Share would result in immediate dilution to existing stockholders. Since under this proposal the Company’s Shares could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. This dilution would include reduction in the NAV per share as a result of the issuance of Shares at a price below the NAV per share, and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company, than the increase in the assets of the Company resulting from such issuance. If this proposal is approved, the Board may, consistent with its fiduciary duties, approve the sale or otherwise issue the Company’s Shares at any discount to its then current NAV per share; however, the Board will consider the potential dilutive effect of the issuance of Shares at a price below the NAV per Share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.
The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any Shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of the Company’s Shares at a price below NAV per Share, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV.”
It should be noted that the cumulative number of Shares sold below NAV pursuant to this proposal is limited to 25% of the Company’s then-outstanding Shares immediately prior to each such sale. While the Company will aggregate all Shares sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding Shares at the time of each offering and if the Company issues additional Shares throughout the year, the Company would be able to issue more Shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which Shares could be sold.
While the Company has no immediate plans to sell its Shares at a price below NAV per Share pursuant to this Below-NAV Share Issuance Proposal, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell Shares at a price below NAV per Share, which typically must be undertaken quickly, including in connection with any follow-on public offering that occurs in connection with or after a Listing. The final terms of any such sale will be determined by the Board at the time of issuance and the Shares will not include preemptive rights. Also, because the Company has no immediate plans to issue or sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be issued or sold. Instead, any transaction where the Company issues such Shares, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of such issuance and sale. If the Below-NAV Share Issuance Proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal.

Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV
Impact on Existing Stockholders who do not Participate in the Offering
Existing stockholders who do not participate in an offering at a price below NAV per Share or who do not buy additional Shares in the secondary market (or in the public market if a Listing occurs) at the same or lower price obtained by the Company in the offering face the greatest potential risks. These stockholders will experience an immediate dilution in the NAV of the Shares they hold and will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than the increase the Company will experience in its assets and voting interests due to such offering.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and commissions (a 20% discount from NAV); (4) an offering of 250,000 Shares (25% of the outstanding Shares) at $7.50 per Share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 Shares (25% of the outstanding Shares) at $0.00 per Share after offering expenses and commissions (a 100% discount from NAV). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	—	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%

Impact on Existing Stockholders Who Participate in the Offering
Existing stockholders who participate in an offering at a price below NAV per Share or who buy additional Shares in the secondary market (or in the public market if a Listing occurs) at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Company’s Shares immediately prior to the offering. The level of NAV dilution will decrease as the number of Shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per Share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets and voting interests due to such offering. The level of accretion will increase as the excess number of Shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings.
The below examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current net asset value of the Company and NAV thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for Stockholder A that acquires Shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 Shares, which is 0.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 Shares, which is 1.50% of the offering of 250,000 Shares rather than their 1.00% proportionate share). The offering document pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$7.89	—	$7.89	—
Net proceeds per Share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total Shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Stockholder A (assumed to be $10.00 per Share on Shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(2,988)	—	$1,037	—
Per Share Amounts
NAV held by Stockholder A	—	$9.50	—	$9.50	—
Investment per Share held by Stockholder A (assumed to be $10.00 per Share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per Share held by Stockholder A (NAV less investment per Share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per Share divided by investment per Share)	—	—	(2.76)%	—	0.85%

Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in three different hypothetical Share offerings of different sizes and levels of discount from NAV per Share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently stockholders of the Company, but who participate in an offering by the Company below NAV per Share and whose investment per Share is greater than the resulting NAV per Share due to expenses and any commissions paid by the Company, will experience an immediate decrease, albeit small, in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. Investors who are not currently stockholders of the Company and who participate in an offering by the Company below NAV per Share and whose investment per Share is also less than the resulting NAV per Share due to expenses and any commissions paid by the Company being significantly less than the discount per Share, will experience an immediate increase in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. All of these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their Shares, which often reflects to some degree announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the Shares in the three different hypothetical offerings of Shares of different sizes and levels of discount from NAV per Share. The examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per Share thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on Stockholder A at (1) an offering of 50,000 Shares (5% of the outstanding Shares) at $9.50 per Share after offering expenses and any commissions (a 5% discount from NAV); (2) an offering of 100,000 Shares (10% of the outstanding Shares) at $9.00 per Share after offering expenses and any commissions (a 10% discount from NAV); and (3) an offering of 200,000 Shares (20% of the outstanding Shares) at $8.00 per Share after offering expenses and any commissions (a 20% discount from NAV).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to public	—	$10.00	$—	$9.47	$—	$8.42	$—
Net offering proceeds per Share to issuer	—	$9.50	$—	$9.00	$—	$8.00	$—
Decrease to NAV
Total Shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder A
Shares held by Stockholder A	—	500	—	1,000	—	2,000	—
Percentage held by Stockholder A	—	—	—	—	—	—	—
Total Asset Values
Total NAV held by Stockholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by Stockholder A	—	$5,000	—	$9,470	—	$16,840	—
Total dilution to Stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$2,500	—
Per Share Amounts
NAV per Share held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share held by Stockholder A	—	$10.00	—	$9.47	—	$8.42	—
Dilution per Share held by Stockholder A (NAV per Share less investment per Share)	—	$(0.02)	—	$0.44	—	$1.25	—
Percentage dilution to Stockholder A (dilution per Share divided by investment per Share)	—	—	—	$0.00	4.60%	—	14.85%

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board has considered the Company’s potential need to obtain additional capital for the repayment of indebtedness, investment or other corporate purposes discussed in this proxy statement. With more capital to utilize, the Board believes that the Company would be able to pay down its outstanding indebtedness or make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment or other uses, taken together with the other factors previously discussed, may be reflected positively in the market price of the Shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of Shares in accordance with this proposal.
Other Considerations
In reaching its recommendation to stockholders to approve the Below-NAV Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that the Company pays to the Adviser as such fees are partially based on the amount of the Company’s total assets. The Board, including a majority of the Independent Directors, concluded that the benefits to the Company’s stockholders from increasing the Company’s capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers Shares at a price below NAV per Share or above NAV per Share. The Board also considered the effect of the following factors:
•the costs and benefits of an offering of Shares below NAV per Share compared to other possible means for raising capital or concluding not to raise capital;
•the size of an offering of Shares in relation to the number of Shares outstanding;
•the general conditions of the securities markets; and
•any impact on operating expenses associated with an increase in capital.
Vote Required
Approval of the Below-NAV Share Issuance Proposal requires the affirmative vote of the holders of (1) a majority of the outstanding voting securities entitled to vote at the Special Meeting and (2) a majority of the outstanding Shares entitled to vote at the Special Meeting that are not held by affiliated persons of the Company. For these purposes, the 1940 Act defines “a majority of outstanding voting securities” of the Company as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities, whichever is less.
You may vote for or against or abstain from voting on the Below-NAV Share Issuance Proposal. Abstentions will have the same effect as votes against the Below-NAV Share Issuance Proposal. If stockholders approve the Below-NAV Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold. If the Below-NAV Share Issuance Proposal is not approved, the Company will not be permitted to sell its Shares below NAV per Share except as may otherwise be permitted by the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BELOW-NAV SHARE ISSUANCE PROPOSAL.

INVESTMENT ADVISER AND ADMINISTRATOR
Our investment adviser and administrator is MSC Adviser I, LLC, a wholly owned portfolio company of Main Street, a publicly traded BDC. The principal business address of our Adviser is 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056.
STOCKHOLDERS’ PROPOSALS FOR THE 2025 ANNUAL MEETING
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056 no later than January 29, 2025 and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at our 2025 annual meeting of stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at MSC Income Fund, Inc., 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2025 annual meeting of stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than December 30, 2024 and no later than 5:00 p.m., ET on January 29, 2025 and must otherwise be a proper matter for action by the stockholders. We advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of our 2025 annual meeting of stockholders is before July 14, 2025 or after September 12, 2025. The above procedures and requirements are only a summary of the provisions in our Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our Amended and Restated Bylaws for more information on stockholder proposal requirements.
OTHER BUSINESS

The Board does not intend to present any other business at the Special Meeting, nor is it aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

FINANCIAL STATEMENTS AVAILABLE
We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to any stockholder upon request. Requests should be directed to: MSC Income Fund, Inc., Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000.

By Order of the Board of Directors,

JASON B. BEAUVAIS
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: September 3, 2024

Exhibit A

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT
OF
MSC INCOME FUND, INC.
FIRST: MSC Income Fund, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter ~~as currently in effect~~;
SECOND: The following provisions are all the provisions of the charter of ~~the Corporation are hereby amended and restated, in accordance with the Maryland General Corporation Law (the “MGCL”), as follows~~MSC Income Fund, Inc. currently in effect and as hereinafter amended:
ARTICLE I.
NAME
The name of the ~~corporation~~Corporation is MSC Income Fund, Inc.
ARTICLE II.
PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company~~, subject to making an election therefor~~ under the Investment Company Act of 1940, as amended (the “1940 Act”).
ARTICLE III.
RESIDENT AGENT AND PRINCIPAL OFFICE
The address of the principal office of the Corporation in the State of Maryland is c/o ~~The Corporation Trust Incorporated, 351 West Camden Street, Baltimore~~Capitol Corporate Services, Inc. 3206 Tower Oaks Blvd, 4th Floor, Rockville, Maryland ~~21201~~20852. The name and address of the resident agent of the Corporation ~~are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore~~in the State of Maryland are Capitol Corporate Services, Inc. 3206 Tower Oaks Blvd, 4th Floor, Rockville, Maryland 20852. The resident agent is a Maryland corporation.
ARTICLE IV.
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 4.1    Number, Term and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s board of directors (referred to as the “board of directors”). The number of directors of the Corporation is ~~five~~four, which number may be increased or decreased from time to time by the board of directors pursuant to the bylaws of the Corporation (“Bylaws”). Each director shall hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Directors may be elected to an unlimited number of successive terms. A majority of the board of directors shall be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. The names of the directors currently in office are

~~Nicholas T. Meserve, Sherri W. Schugart, Gregory R. Geib~~Dwayne L. Hyzak, Robert L. Kay, John O. Niemann, Jr. and ~~Peter Shaper~~Jeffrey B. Walker.
The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the Maryland General Corporation Law (the “MGCL”), subject to applicable requirements of the 1940 Act and except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock (as hereinafter defined), that any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.
Section 4.2    Extraordinary Actions. Except as provided in Section 6.2 and Section ~~11.1~~ 8.1, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares of stock entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors~~,~~ and approved by the affirmative vote of holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 4.3    Authorization by Board of Directors of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws.
Section 4.4    Quorum. The presence in person or by proxy of the holders of stock of the Corporation entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum at any meeting of stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of stock entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.
Section 4.5    Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.3 or Section 5.4 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
Section 4.6    Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Section 4.7    Determinations by Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with the Charter shall be final and conclusive and shall be binding upon the Corporation and every stockholder: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of stock of the Corporation; the number of shares of stock of any class or series of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; the application of any provision of the Charter in the case of any ambiguity, including, without limitation, any provision of the definitions of Affiliate and Sponsor ~~and whether expenses qualify as Organizational and Offering Expenses~~; any conflict between the MGCL and the provisions set forth in the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or the Bylaws or otherwise to be determined by the board of directors, including changing the name of the Corporation; provided, however, that any determination by the board of directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no director shall be liable for making or failing to make such a determination; and provided further that for so long as the shares of Common Stock (as hereinafter defined) do not qualify as “covered securities” as defined by Section 18 of the Securities Act of 1933, as amended (the “1933 Act”), to the extent the board of directors determines that the MGCL conflicts with the provisions set forth in the NASAA Omnibus Guidelines, the NASAA Omnibus Guidelines control to the extent any provisions of the MGCL are not mandatory.
Section 4.8    Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to remove one or more directors, any director, or the entire board of directors, may be removed from office at any time only for cause and only by the affirmative vote of holders of shares of stock entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For purposes of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.
ARTICLE V.
STOCK
Section 5.1    Authorized Stock. The Corporation has authority to issue 500,000,000 shares of stock, of which 450,000,000 shares are classified as common stock, $0.001 par value per share (“Common Stock”), and 50,000,000 shares are classified as Preferred Stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized stock having a par value is $500,000. All stock shall be fully paid and nonassessable when issued, and the Corporation shall not make any mandatory assessment against any stockholder beyond such stockholder’s subscription commitment. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 5.2, 5.3 or 5.4 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. A majority of the entire board of directors, including a majority of the independent directors, without any action by the stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 5.2    Common Stock. Except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. Except as otherwise provided in the Charter, and subject to the express terms of any class or series of Preferred Stock, holders of Common Stock shall have the exclusive right to vote on all matters as to which a stockholder is entitled to vote pursuant to applicable law at all meetings of stockholders. Unless otherwise provided, holders of Common Stock shall not be entitled to redemption, sinking fund, or conversion rights. The board of directors, including a majority of the independent directors, may classify or reclassify any unissued shares of Common Stock from time to time, into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations, as to dividends or other distributions, qualifications, or terms or conditions of redemption for each class or series of stock.

Section 5.3    Preferred Stock. The board of directors, including a majority of the independent directors, may classify or reclassify any unissued shares of Preferred Stock from time to time, into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series of stock.
Section 5.4    Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the resolution or other instrument establishing any such class or series.
Section 5.5    Deferred Payments. The Corporation shall not have authority to make arrangements for deferred payments on account of the purchase price of the Corporation’s stock unless all of the following conditions are met: (a) such arrangements are warranted by the Corporation’s investment objectives; (b) the period of deferred payments coincides with the anticipated cash needs of the Corporation; (c) the deferred payments shall be evidenced by a promissory note of the stockholder, which note shall be with recourse, shall not be negotiable, shall be assignable only subject to defenses of the maker and shall not contain a provision authorizing a confession of judgment; and (d) selling commissions and front end fees paid upon deferred payments are payable when payment is made on the note. The Corporation shall not sell or assign the deferred obligation notes at a discount. In the event of a default in the payment of deferred payments by a stockholder, the stockholder may be subjected to a reasonable penalty.
~~Section 5.6    Distributions.~~
~~(a)    The Adviser shall cause the Corporation to provide for adequate reserves for normal repairs, replacements and contingencies (but the Corporation shall not be required to maintain reserves for payment of fees payable to the Adviser) by causing the Corporation to retain a reasonable percentage of proceeds from offerings and revenues, which percentage may not be less than 1%.~~
~~(b)    From time to time and not less than quarterly, the Corporation shall cause the Adviser to review the Corporation’s accounts to determine whether cash distributions are appropriate. The Corporation may, subject to authorization by the board of directors and applicable law, distribute pro rata to the stockholders funds received by the Corporation which the Adviser deems unnecessary to retain in the Corporation. The board of directors may authorize the Corporation to declare and pay to stockholders such dividends or other distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the board of directors in its discretion shall determine. The board of directors may endeavor to authorize the Corporation to declare and pay such dividends and other distributions (i) as may be necessary or advisable for the Corporation to qualify as a “Regulated Investment Company” under the Code or as may be necessary or advisable under the 1940 Act, and (ii) to the extent that the board of directors deems it unnecessary for the Corporation to retain funds received by it; provided, however, that in each case stockholders shall have no right to any dividend or distribution unless and until authorized by the board of directors and declared by the Corporation. The exercise of the powers and rights of the board of directors pursuant to this Section 5.6 shall be subject to the provisions of any class or series of stock at the time outstanding. The receipt by any person in whose name any shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other~~

~~distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof. Distributions in-kind shall not be permitted, except for distributions of readily marketable securities, distributions of cash from a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter, or in-kind distributions in which (i) the board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) the board of directors offers each stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those stockholders that accept such offer.~~
~~Section 5.7    Distributions in Liquidation. Unless otherwise expressly provided in the Charter, in the event of any voluntary or involuntary liquidation, dissolution or winding up, the aggregate assets available for distribution to holders of all classes of stock of the Corporation shall be determined in accordance with applicable law and the Charter. Each holder of stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liability may affect one or more of the classes and series of shares of stock of the Corporation), to share ratably with each other holder of such class or series of stock in the remaining net assets of the Corporation.~~
Section 5.6    ~~Section 5.8~~ Charter and Bylaws. The rights of all stockholders of the Corporation and the terms of all stock in the Corporation are subject to the provisions of the Charter and the Bylaws. The board of directors ~~of the Corporation~~ shall have the exclusive power to make, alter, amend or repeal the Bylaws.
~~Section 5.9    Distribution Reinvestment Plan. Any distribution reinvestment plan of the Corporation must be operated in accordance with federal and state securities laws. No sales commissions or fees may be deducted directly or indirectly from reinvested funds by the Corporation. The reinvestment funds must be invested into Common Stock. Where required by law, investors must receive a prospectus which is current as of the date of each reinvestment. The soliciting dealers must assume responsibility for blue sky compliance and performance of due diligence responsibilities and must contact investors to ascertain whether the investors continue to meet the applicable state’s suitability standards.~~
Section 5.7     ~~Section 5.10~~Periodic Repurchase Rights.
(a)    Commencing twelve (12) months after the date that the Corporation holds its initial closing under its registration statement on Form N-2 (File No. 333-178548) filed with the Securities and Exchange Commission (“SEC”), the Corporation shall offer to repurchase up to two and a half percent (2.5%) of the weighted average number of shares of Common Stock outstanding in the prior four calendar quarters from the holders thereof on the date of the first closing in January, April, July and August, or on such other date and time as determined by the board of directors of the Corporation and disclosed to the holders of the Common Stock through any means reasonably designed to inform the holders of the Common Stock thereof prior to the such repurchase date (each such date, the “Repurchase Date”), at a price per share of Common Stock equal to the net asset value per share, as determined within 48 hours prior to the Repurchase Date; provided, however, that the number of shares of Common Stock to be repurchased by the Corporation under this Section ~~5.10~~5.7(a) during any calendar year shall be limited to the number of shares of Common Stock that the Corporation can repurchase with the proceeds it receives from the sale of shares of Common Stock under the Corporation’s distribution reinvestment plan, unless the board of directors of the Corporation determines otherwise. The Corporation shall repurchase shares of Common Stock under this Section ~~5.10~~5.7(a) on a pro rata basis from among the requests for repurchase received by it in the event that it cannot satisfy all repurchase requests made by holders of Common Stock because of any of the limitations set forth herein. For avoidance of doubt, no holder of Common Stock shall be obligated to tender or otherwise present any shares of Common Stock for repurchase by the Corporation pursuant to the provisions of this Section ~~5.10~~5.7(a), but may elect to do so subject to the terms and conditions contained in this Section ~~5.10~~5.7 and otherwise specified by the Corporation in connection therewith.
(b)    The board of directors of the Corporation shall have the right to suspend or terminate any repurchase to be made under Section ~~5.10~~5.7(a) to the extent that such repurchase would cause the Corporation to violate federal law or the MGCL or otherwise to suspend or terminate the repurchase right and all of the Corporation’s obligations set forth in Section ~~5.10~~5.7(a) to the extent that it determines that it is in the best interest of the Corporation to do so. The Corporation shall promptly notify the holders of Common Stock of any changes to the repurchase right and the Corporation’s obligations under Section ~~5.10~~5.7(a), including any suspension or termination referred in this Section ~~5.10~~5.7(b), through any means reasonably designed to inform the holders of the Common Stock thereof.
(c)    All requests for repurchase must be made in writing and received by the Corporation at least five Business Days prior to the applicable Repurchase Date. A holder of Common Stock may also withdraw a repurchase request in connection with the repurchase right set forth in Section ~~5.10~~5.7(a). Withdrawal requests must also be made in writing and received by the Corporation at least five Business Days prior to the applicable Repurchase Date. The Corporation will redeem shares on the Repurchase Date. The Corporation shall develop any other procedures necessary to effectuate the repurchase right set forth in Section ~~5.10~~5.7(a), including the form of repurchase requests holders of Common Stock are required to tender to the Corporation in connection with each repurchase in accordance with Section ~~5.10~~5.7(a), and inform the holders of Common Stock through any means reasonably designed to inform the holders of the Common Stock thereof.
(d)    The repurchase right and all of the Corporation’s obligations set forth in this Section ~~5.10~~5.7 will terminate on the date that the Common Stock is listed on a national securities exchange, is included for quotation in a national securities market or, in the sole determination of the board of directors of the Corporation, a secondary trading market for the Common Stock otherwise develops.
(e)    All shares of Common Stock to be repurchased in accordance with Section ~~5.10~~5.7(a) must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If the Corporation determines that a lien or other encumbrance or restriction exists against the shares of Common Stock, the Corporation shall have no obligation to repurchase, and shall not repurchase, any of the shares of Common Stock subject to the lien or other encumbrance or restriction.
(f)    For purposes of Section ~~5.10~~5.7(~~a~~c), “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close.
ARTICLE VI.
AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS
Section 6.1    Amendments Generally. The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.
Section 6.2    Approval of Certain Amendments. The affirmative vote of the holders of shares of stock entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be necessary to effect:
(a) Any amendment to the Charter to make the Common Stock a “redeemable security” or to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);
(b) The dissolution of the Corporation; and
(c) Any amendment to Section 4.2, Section 4.8, Section 6.1 or this Section 6.2.
Section 6.3    Applicability of Certain Provisions. Notwithstanding anything to the contrary set forth in the Charter, if and to the extent the Corporation’s shares of Common Stock are qualified as “covered securities” as defined by Section 18 of the 1933 Act, the following sections or articles of the Charter shall not apply and shall be of no force and effect: Section 5.5, ~~Section 5.6, Section 5.7,~~ Section 6.2(a) and (b), ~~Section 7.3(iii), Section 7.4,~~ Article VIII~~,~~  and Article IX~~, Article XI, Article XII and Article XIII~~.

ARTICLE VII.
LIMITATION OF LIABILITY; INDEMNIFICATION AND
ADVANCE OF EXPENSES
Section 7.1    Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of being a stockholder.
Section 7.2    Limitation of Director and Officer Liability. To the fullest extent permitted by Maryland law, subject to any limitation set forth under ~~Maryland law or~~ the federal securities laws~~, or in this Article VII~~, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
Section 7.3    Indemnification and Advance of Expenses. Subject to any limitations set forth under Maryland law or the federal securities laws ~~or in this Article VII~~, the Corporation shall indemnify and hold harmless from and against all liability, loss, judgments, penalties, fines, settlements, and reasonable expenses (including, without limitation, reasonable attorneys’ fees and amounts paid in settlement) (collectively, “Liability and Losses”), and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Corporation (each such person, an “Indemnitee”). The rights to indemnification and advance of expenses provided to a director or officer hereby shall vest immediately upon election of such director or officer. The Corporation may, with the approval of the board of directors or any duly authorized committee thereof, provide such indemnification and advancement of expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The board of directors may take such action as is necessary to carry out this Section 7.3.
~~Section 7.4    Limitations on Indemnification and Advance of Expenses.~~
~~(a)    Notwithstanding anything to the contrary contained in Section 7.2 or Section 7.3 above, the Corporation shall not provide any indemnification of an Indemnitee, or hold such Indemnitee harmless, pursuant to Section 7.3 hereof unless all of the following conditions are met:~~

~~(i)    The Indemnitee has determined, in good faith, that the course of conduct of such Indemnitee giving rise to the Liability and Loss was in the best interests of the Corporation.~~
~~(ii)    The Indemnitee was acting on behalf of or performing services for the Corporation.~~
~~(iii)    Such Liability or Loss was not the result of (1) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), officer, the Adviser, or an Affiliate of the Adviser, or (2) gross negligence or misconduct, in the case that the Indemnitee is an independent director.~~
~~(iv)    Such indemnification or agreement to hold harmless is recoverable only out of net assets of the Corporation and not from the stockholders.~~
~~(b)    Notwithstanding anything to the contrary contained in Section 7.3, the Corporation shall not provide indemnification for any Liability or Loss arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.~~
~~(c)    The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (ii) such Indemnitee provides the Corporation with written affirmation of such Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by Section 7.3(a) hereof has been met, (iii) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iv) such Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.~~
~~(d)    Notwithstanding the foregoing, paragraphs (a), (b) and (c) above shall apply to the Adviser and its Affiliates only so long as the Common Stock is not listed on a national securities exchange.~~
~~(e)    The provisions of this Article VII shall be subject to the limitations of the 1940 Act.~~
Section 7.4    ~~Section 7.5~~ Express Exculpatory Clauses in Instruments. Neither the stockholders nor the directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being stockholders, directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s net assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any stockholder, director, officer, employee or agent liable thereunder to any third party, nor shall the directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.
Section 7.5    ~~Section 7.6~~ Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 7.6    ~~Section 7.7~~ Non-Exclusivity. The exculpation, indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the Bylaws, a resolution of stockholders or the board of directors, an agreement or otherwise.
Section 7.7    1940 Act. The provisions of this Article VII shall be subject to the limitations set forth in the 1940 Act.
~~ARTICLE VIII.~~
~~ADVISER~~
~~Section 8.1    Supervision of Adviser.~~
~~(a) The board of directors may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board of directors. The board of directors shall monitor the Adviser to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Corporation and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Corporation, its net assets and its net income, (ii) all Front End Fees are reasonable and do not exceed 18% of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to Investment in Program Assets is at least 82%. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Corporation, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.~~
~~(b) The board of directors is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Corporation and that the provisions of the investment advisory agreement are being carried out. The board of directors may consider all factors that it deems relevant in making these determinations. So long as the Corporation is a business development company under the 1940 Act, compensation to the Adviser shall be considered presumptively reasonable if the incentive fee is limited to the amounts allowed by the 1940 Act.~~
~~Section 8.2    Fiduciary Obligations. Any investment advisory agreement with the Adviser shall provide that the Adviser has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Corporation, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Corporation. In addition, the Adviser shall not, by entry into an agreement with any stockholder of the Corporation or otherwise, contract away the fiduciary obligation owed to the Corporation and the Corporation’s stockholders under common law. The board of directors shall determine whether any successor Adviser possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.~~
~~Section 8.3    Termination of Investment Advisory Agreement. Any investment advisory agreement shall provide that it is terminable (a) by the Corporation upon 60 days’ written notice to the Adviser, (i) upon the affirmative vote of a majority of the outstanding voting securities of the Corporation entitled to vote on the matter (as “majority” is defined in Section 2(a)(42) of the 1940 Act), or (ii) by the vote of the Corporation’s independent directors, or (b) by the Adviser upon 120 days’ written notice to the Corporation, in each case without cause or penalty, and shall provide that in each case the Adviser will cooperate with the Corporation and the board of directors in making an orderly transition in the advisory function.~~
~~Section 8.4    Organizational and Offering Expenses Limitation. Subject to any terms and conditions set forth in any investment advisory agreement, the Corporation shall reimburse the Adviser and its Affiliates for~~

~~Organizational and Offering Expenses incurred by the Adviser or its Affiliates; provided, however, that the total amount of all Organizational and Offering Expenses shall be reasonable and shall be included as Front End Fees for purposes of the limit on such Front End Fees set forth in Section 8.1.~~
~~Section 8.5    Acquisition Fees. The Corporation may pay the Adviser and its Affiliates fees for the review and evaluation of potential investments; provided, however, that the board of directors shall conclude that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable.~~
~~Section 8.6    Reimbursement for Expenses. The Corporation may reimburse the Adviser, at the end of each fiscal quarter, for the actual cost of goods and services used for or by the Corporation and obtained from Persons other than the Adviser’s Affiliates. The Adviser may be reimbursed for the administrative services necessary for the prudent operation of the Corporation; provided, however, that the reimbursement shall be the lower of the Adviser’s actual cost or the amount the Corporation would be required to pay Persons other than the Adviser’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Corporation on the basis of assets, revenues, time records or another method conforming with generally accepted accounting principles.~~
~~Section 8.7    Reimbursement Limitations. The Corporation shall not reimburse the Adviser or its Affiliates for services for which the Adviser or its Affiliates are entitled to compensation in the form of a separate fee. Additionally, excluded from the allowable reimbursement with respect to the provision of advisory services shall be: (a) rent or depreciation, utilities, capital equipment and other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Adviser. For purposes of this Section 8.7, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the board of directors, or any person who holds 10% or more of the Adviser’s equity securities or who has the power to control the Adviser, whether through ownership of voting securities, by contract, or otherwise.~~
~~Section 8.8    No Exclusive Agreement. The Adviser shall not be granted an exclusive right to sell, or exclusive employment to sell, assets for the Corporation.~~
~~Section 8.9    Rebates, Kickbacks and Reciprocal Arrangements. The Adviser shall not (a) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (b) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (c) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. In addition, the Adviser shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Corporation’s stock or give investment advice to a potential stockholder; provided, however, that the Adviser may pay a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing Common Stock.~~
~~Section 8.10    Commingled Funds. The Adviser shall not permit or cause to be permitted the Corporation’s funds from being commingled with the funds of any other entity. Nothing, however, shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts may be established for the benefit of affiliated programs, provided that the Corporation’s funds are protected from the claims of other programs and creditors of such programs.~~
~~ARTICLE IX.~~
~~INVESTMENT OBJECTIVES AND LIMITATIONS~~
~~Section 9.1    Investment Objectives. The independent directors shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Corporation and its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.~~

~~Section 9.2    Investments in Other Programs.~~
~~(a) The Corporation shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Corporation, alone or together with any publicly registered Affiliate of the Corporation meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Adviser be entitled to duplicate fees; provided, however, that the foregoing is not intended to prevent the Corporation from carrying out its business of investing and reinvesting its assets in securities of other issuers. For purposes of this Section 9.2, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.~~
~~(b) The Corporation may invest in general partnerships or joint ventures with other publicly registered Affiliates of the Corporation if all of the following conditions are met: (i) the Affiliate and the Corporation have substantially identical investment objectives; (ii) there are no duplicate fees to the Adviser; (iii) the compensation payable by the general partnership or joint venture to the advisers in each corporation that invests in such partnership or joint venture is substantially identical; (iv) each of the Corporation and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the partnership or joint venture; (v) the investment of each of the Corporation and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Corporation in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on partnership or joint venture decisions since neither the Corporation nor its Affiliate controls the partnership or joint venture, and the potential risk that, while the Corporation or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.~~
~~(c) The Corporation may invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Corporation only if all of the following conditions are met: (i) the investment is necessary to relieve the Adviser from any commitment to purchase the assets entered into in compliance with Section 10.1 prior to the closing of the offering period of the Corporation; (ii) there are no duplicate fees to the Adviser; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Corporation has a right of first refusal to buy if the Adviser wishes to sell assets held in the partnership or joint venture; and (v) any prospectus of the Corporation in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on partnership or joint venture decisions.~~
~~(d) The Corporation may be structured to conduct operations through separate single-purpose entities managed by the Adviser (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Corporation, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organizational and Offering Expenses, fees payable to the Adviser, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Adviser, the Corporation and the stockholders; and (iii) there will be no diminishment in the voting rights of the stockholders.~~
~~(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Corporation shall not invest in general partnerships or joint ventures with Affiliates.~~
~~(f) The Corporation may invest in general partnership interests of limited partnerships only if the Corporation, alone or together with any publicly registered Affiliate of the Corporation meeting the requirements of~~

~~subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Adviser is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Adviser, and the agreement of limited partnership or other applicable agreement complies with Articles IX and X.~~
~~Section 9.3 Other Goods or Services.~~
~~(a) In addition to the services to be provided under the investment advisory agreement, the Corporation may accept goods or other services provided by the Adviser in connection with the operation of assets, provided that (i) the Adviser, as a fiduciary, determines such self-dealing arrangement is in the best interest of the Corporation; (ii) the terms pursuant to which all such goods or services are provided to the Corporation by the Adviser shall be embodied in a written contract, the material terms of which must be fully disclosed to the stockholders in the Corporation’s prospectus; (iii) the contract may only be modified with approval of holders of a majority of the outstanding voting securities of the Corporation; and (iv) the contract shall contain a clause allowing termination without penalty on 60 days’ notice. Without limitation of the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (i) the Adviser must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least 33% of the Adviser’s associated gross revenues must come from persons other than its Affiliates; (ii) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Adviser and its Affiliates in the same geographic location who provide comparable goods or services which could reasonably be made available to the Corporation; and (iii) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully disclosed to the stockholders through written communication. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Adviser and its Affiliates.~~
~~(b) Notwithstanding the foregoing clause (a), if the Adviser is not engaged in the business to the extent required by such clause, the Adviser may provide to the Corporation other goods and services if all of the following additional conditions are met: (i) the Adviser can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Adviser and its Affiliates in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Adviser on behalf of the Corporation in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws; and (iv) expenses are allocated in accordance with generally accepted accounting principles and are made subject to any special audit required by applicable federal and state securities laws.~~
~~ARTICLE X.~~
~~CONFLICTS OF INTEREST~~
~~Section 10.1    Sales and Leases to Corporation. The Corporation shall not purchase or lease assets in which the Adviser or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Corporation and is fully disclosed to the stockholders in the prospectus or in a periodic report filed with the SEC or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to the Corporation and at a price not to exceed the lesser of cost or fair market value as determined by an Independent Expert. Notwithstanding anything to the contrary in this Section 10.1, the Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Corporation, or the completion of construction of the assets, provided that all of the following conditions are met: (i) the assets are purchased by the Corporation at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Corporation; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise permitted by the NASAA Omnibus Guidelines.~~

~~Section 10.2    Sales and Leases to the Adviser or Affiliates. Except as otherwise permitted under the 1940 Act, the Corporation shall not sell assets to the Adviser or any Affiliate thereof unless such sale is duly approved by the holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter. The Corporation shall not lease assets to the Adviser or any Affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders either in a periodic report filed with the SEC or otherwise and (b) the terms of the transaction are fair and reasonable to the Corporation.~~
~~Section 10.3    Loans. Except for the advancement of funds pursuant to Section 7.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Corporation to the Adviser or any Affiliate thereof.~~
~~Section 10.4    Commissions on Financing, Refinancing or Reinvestment. The Corporation shall not pay, directly or indirectly, a commission or fee to the Adviser or any Affiliate thereof (except as otherwise specified in this Article X) in connection with the reinvestment of Cash Available for Distribution and available reserves or of the proceeds of the resale, exchange or refinancing of assets.~~
~~Section 10.5    Other Transactions. Except as otherwise permitted under the 1940 Act or by a determination of the staff of the SEC under the 1940 Act, the Corporation shall not engage in any other transaction with the Adviser or any Affiliate thereof unless (a) such transaction complies with the NASAA Omnibus Guidelines and all applicable law and (b) a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from non-Affiliated third parties.~~
~~Section 10.6    Lending Practices. On financing made available to the Corporation by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser shall not impose a prepayment charge or penalty in connection with such financing and the Adviser shall not receive points or other financing charges. The Adviser shall be prohibited from providing permanent financing for the Corporation. For purposes of this Section 10.6, “permanent financing” shall mean any financing with a term in excess of 12 months.~~
~~Section 10.7    Exchanges. The Corporation shall not acquire interests in any portfolio companies or other assets in exchange for Common Stock or any other ownership interest in the Corporation.~~
ARTICLE VIII.
~~ARTICLE XI.~~ STOCKHOLDERS
Section 8.1~~Section 11.1~~    Voting Rights of Stockholders. Subject to the provisions of any class or series of stock then outstanding and the mandatory provisions of any applicable laws or regulations, the stockholders may, upon the affirmative vote of stockholders entitled to cast a majority (or such other percentage as required by Article VI hereof) of all the votes entitled to be cast on the matter, and without the necessity for concurrence by the Adviser: (a) amend the Charter (other than as otherwise expressly set forth herein); (b) remove the Adviser and elect a new investment adviser; or (c) approve or disapprove the sale of all or substantially all of the assets of the Corporation when such sale is to be made other than in the ordinary course of the Corporation’s business. Without approval of stockholders entitled to cast of a majority of all the votes entitled to be cast on the matter, the Corporation shall not: (a) amend the Charter except for amendments that do not adversely affect the interests of the stockholders; (b) except  ~~as permitted by Section 8.3(b~~in connection with termination of any investment advisory agreement by the Adviser upon 120 days’ written notice to the Corporation, without cause or penalty (in which case the Adviser will cooperate with the Corporation and the board of directors in making an orderly transition in the advisory function), permit the Adviser to voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Corporation and would not materially adversely affect the stockholders; (c) appoint a new investment adviser; (d) sell all or substantially all of the assets of the Corporation when such sale is to be made other than in the ordinary course of the Corporation’s business or as otherwise permitted by law; or (e) cause the merger or similar reorganization of the Corporation except as permitted by law. With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the stockholders regarding the removal of the Adviser or regarding any transaction between the Corporation and the Adviser. In determining the existence of the requisite percentage of the Corporation’s shares of stock entitled to vote on the matter and necessary to approve a matter on which the Adviser may not vote or consent pursuant to this Section ~~11.1~~8.1, any shares of the Corporation’s stock entitled to vote on the matter and owned by the Adviser shall not be included.
Section 8.2~~Section 11.2~~    Right of Inspection. Any stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. Stockholders shall have the right to access the Corporation’s records pertaining to its stockholders as set forth in the Bylaws.
Section 8.3~~Section 11.3~~    Reports. The board of directors shall take reasonable steps to ensure that the Corporation shall cause to be prepared and mailed or delivered by any reasonable means, including electronic medium, to stockholders during each year the following reports of the Corporation (either included in a periodic report filed with the SEC or distributed in a separate report):
(a)    Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Corporation’s Quarterly Report on Form 10-Q filed by the Corporation under the Securities Exchange Act of 1934, as amended (the “1934 Act”).
(b)    Annual Report. Within 120 days after the end of the Corporation’s fiscal year, an annual report containing (i) a balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (ii) a report of the activities of the Corporation during the period covered by the report; (iii) where forecasts have been provided to the Corporation’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (iv) a report setting forth distributions by the Corporation for the period covered thereby and separately identifying distributions from (1) cash flow from operations during the period; (2) cash flow from operations during a prior period which have been held as reserves; (3) proceeds from disposition of Corporation’s assets; and (4) reserves from the gross proceeds.
(c)    Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser for the previous fiscal year. The special report shall at a minimum provide (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee.
(d)    Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.
(e)    Tax Information. Within 75 days after the end of the Corporation’s fiscal year, all information necessary for stockholders to prepare their federal income tax returns.
(f)    If stock has been purchased on a deferred payment basis, on which there remains an unpaid balance during any period covered by any report required by subsections (a) – (b) above; then such report shall contain a detailed statement of the status of all deferred payments, actions taken by the Corporation in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Corporation.

ARTICLE IX~~ARTICLE XII~~.
ROLL-UP TRANSACTIONS
Section 9.1~~Section 12.1~~    Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Stock who vote against the proposed Roll-Up Transaction the choice of:
(a)    accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or
(b)    one of the following:
(i)    remaining as holders of Common Stock and preserving their interests therein on the same terms and conditions as existed previously; or
(ii)    receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of the Corporation.
The Corporation is prohibited from participating in any proposed Roll-Up Transaction:
(a)    that would result in the holders of Common Stock having voting rights in a Roll-Up Entity that are less than the rights provided for in Section ~~11.1~~8.1 hereof;
(b)    that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the stock held by that investor;
(c)    in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section ~~11.2~~8.2 hereof; or
(d)    in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Common Stock.
ARTICLE X.~~ARTICLE XIII.~~
DEFINITIONS
As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:
~~Acquisition Expenses. The term “Acquisition Expenses” shall mean any and all expenses incurred by the Corporation, the Adviser, or any Affiliate of either in connection with the initial purchase or acquisition of assets by the Corporation, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting~~

~~fees and expenses and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.~~
~~Acquisition Fee. The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Adviser) in connection with the initial purchase or acquisition of assets by the Corporation. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.~~
Adviser. The term “Adviser” shall mean ~~HMS~~MSC Adviser ~~LP~~I, LLC, the Corporation’s investment adviser, or any successor to ~~HMS~~MSC Adviser ~~LP~~I, LLC.
Affiliate or Affiliated. The term “Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
~~Assessments. The term “Assessments” shall mean any additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a stockholder beyond his or her subscription commitment excluding deferred payments.~~
~~Capital Contributions. The term “Capital Contributions” shall mean the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan, in the Corporation by a stockholder or by all stockholders, as the case may be. Unless otherwise specified, Capital Contributions shall be deemed to include principal amounts to be received on account of deferred payments.~~
~~Cash Available for Distribution. The term “Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from the Corporation’s reserves less amounts set aside for restoration or creation of reserves.~~
~~Cash Flow. The term “Cash Flow” shall mean the Corporation’s cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves is not Cash Flow.~~
Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
~~Controlling Person. For purposes of Section 8.7, the term “Controlling Person” means a person who performs the functions for the Adviser similar to those of an executive officer or a member of the board of directors, and any person who holds more than 10% of the Adviser’s equity securities or who has the power to control the Adviser.~~
~~Front End Fees. The term “Front End Fees” shall mean fees and expenses paid by any party for any services rendered to organize the Corporation and to acquire assets for the Corporation, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Sponsor.~~
Independent Expert. The term “Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation, and who is qualified to perform such work.

~~Investment in Program Assets. The term “Investment in Program Assets” shall mean the amount of Capital Contributions actually paid or allocated to the purchase or development of assets acquired by the Corporation (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent (3%) shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.~~
~~Organizational and Offering Expenses. The term “Organizational and Offering Expenses” shall mean any and all costs and expenses incurred by and to be paid from the assets of the Corporation in connection with the formation, qualification and registration of the Corporation, and the marketing and distribution of shares of stock, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, directors, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares of stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.~~
Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the 1934 Act.
~~Prospectus. The term “Prospectus” shall have the meaning given to that term by Section 2(10) of the 1933 Act.~~
Roll-Up Entity. The term “Roll-Up Entity” shall mean a partnership, trust, corporation or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.
Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the stockholders. Such term does not include:
(a)    a transaction involving securities of the Roll-Up Entity that have been listed for at least twelve months on a national exchange or traded for at least twelve months through the National Association of Securities Dealers Automated Quotation- National Market System; or
(b)    a transaction involving the conversion to another corporate form or to a trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(i)    voting rights of the holders of Common Stock;
(ii)    the term of existence of the Corporation;
(iii)    Sponsor or Adviser compensation; or
(iv)    the Corporation’s investment objectives.
Sponsor. The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control assets, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent manager of a portion of the Corporation’s assets and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.
ARTICLE XI.~~ARTICLE XIV.~~
DURATION OF THE CORPORATION
The Corporation shall continually perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.
ARTICLE XII.
TRANSFER RESTRICTIONS
During the period beginning on the date of the commencement of trading of shares of Common Stock on a national securities exchange or national securities association registered with the Securities and Exchange Commission (the “SEC”) (the “Trading Date”) following a Listing (as defined below) and ending at the expiration of 365 days after the Trading Date, any transfer (whether by sale, gift, merger, operation of law or otherwise), exchange, assignment, pledge, hypothecation or other disposition or encumbrance (collectively, “Transfer”) of any shares of Common Stock acquired by a stockholder prior to a Listing shall be prohibited, and therefore not effective, until the later of (a) the applicable Effective Date described in this Article XII and (b) the date of such Transfer, unless (i) the board of directors provides prior written consent with respect to all or any portion of the shares of Common Stock otherwise subject to a restriction on Transfer under this Article XII and (ii) the Transfer is made in accordance with applicable securities and other laws.
The term “Listing” means the listing of the shares of Common Stock on a national securities exchange or national securities association registered with the SEC. The “Effective Date” shall mean 180 days after the Trading Date for one-third of the shares of Common Stock acquired by a stockholder prior to the Listing, 270 days after the Trading Date for two-thirds of the shares of Common Stock acquired by a stockholder prior to the Listing and 365 days after the Trading Date for all of the shares of Common Stock acquired by a stockholder prior to the Listing.
The board of directors may impose certain conditions in connection with granting its consent to a Transfer with respect to all or any portion of the shares of Common Stock otherwise subject to a restriction on Transfer under this Article XII and any such consent shall be granted in the sole discretion of the board of directors. Any purported Transfer of any shares of Common Stock effected in violation of this Article XII shall be void ab initio and shall have no force or effect, and the Corporation shall not register or permit registration of (and shall direct its transfer agent, if any, not to register or permit registration of) any such purported Transfer on its books and records.
ARTICLE XIII.~~ARTICLE XV.~~
MISCELLANEOUS
Section 13.1    ~~Section 15.1~~ Provisions in Conflict with Law or Regulations.
(a)    If and to the extent that any provision of the Charter or the Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of the Charter or the Bylaws or render invalid or improper any action taken or omitted prior to such determination.
(b)    If any provision of the Charter or the Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Charter or the Bylaws in any jurisdiction.

~~RECITALS CONTINUED:~~
THIRD: The ~~provisions set forth in the foregoing~~ amendment and restatement of the ~~Charter (the “Amended and Restated Charter”) are all the provisions of the Charter currently in effect;~~
~~FOURTH: The Amended and Restated Charter~~charter of the Corporation as hereinabove set forth has been ~~approved~~duly advised by ~~a majority of~~ the board of directors~~,~~ and ~~no stock entitled to be voted on the provisions so amended was outstanding or subscribed for at the time of such approval;~~approved by the stockholders of the Corporation as required by law.
~~FIFTH~~FOURTH: The name and address of the Corporation’s current resident agent and the current address of the principal office of the Corporation are as set forth in Article III of the ~~Amended and Restated Charter;~~foregoing amendment and restatement of the charter.
~~SIXTH~~FIFTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 4.1 of Article IV of the ~~Amended and Restated Charter; and~~foregoing amendment and restatement of the charter.
SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement, the number of shares of each class or series thereof, and the aggregate par value of all shares of stock of the Corporation having par value were not changed by the amendments set forth in the foregoing amendment and restatement of the charter of the Corporation.
SEVENTH: The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its ~~Chief Financial Officer and~~ Secretary on ~~December 14, 2016~~[ ], 2024.
~~MSC INCOME FUND, INC~~.

~~By:~~
~~Attest~~

MSC INCOME FUND, INC.

Attest:		By:
	Jason B. Beauvais	Name:	Dwayne L. Hyzak
	Secretary	Title:	Chief Executive Officer

Exhibit B

AMENDED AND RESTATED INVESTMENT ADVISORY AND
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
MSC INCOME FUND, INC.
AND
MSC ADVISER I, LLC

This Amended and Restated Investment Advisory and Administrative Services Agreement (the “Agreement”) is made as of the ~~30th~~____ day of ~~October 2020~~_____ 2024 (the “Effective Date”), by and between MSC INCOME FUND, INC., a Maryland corporation (the “Company”), and MSC ADVISER I, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); ~~and~~

WHEREAS, the Company ~~desires to retain~~and the Adviser ~~to furnish investment advisory services to the Company and to provide for the administrative services necessary for the operation of the Company on the terms and subject to the conditions hereinafter set forth,~~are party to that certain Investment Advisory and Administrative Services Agreement dated as of October 30, 2020 (the “Original Agreement”); and
WHEREAS, the Company and the Adviser ~~wishes to be retained to provide such services~~desire to amend and restate the Original Agreement in its entirety by entering into, and as set forth in, this Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree ~~as follows~~that the Original Agreement is hereby amended and restated in its entirety to read as follows effective as of the Effective Date (and that the Original Agreement shall be of no further force and effect whatsoever as of and after the Effective Date):
1.Duties of the Adviser.
(a)Retention of the Adviser. The Company hereby ~~employs~~appoints the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (collectively, the “Board”), for the period and upon the terms herein set forth:
(i)in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s periodic reports ~~and/or~~, proxy statements, registration statements, as amended from time to time, and other documents that the Company files with the Securities and Exchange Commission (the “SEC”);
(ii)in accordance with the Investment Company Act and the rules and regulations thereunder, subject to the terms of any exemptive order applicable to the Company; and

(iii)in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s articles of incorporation and bylaws, in each case as amended from time to time.
(b)Responsibilities of the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, provide the following advisory services to the Company (the “Advisory Services”):
(i)determine the composition and allocation of the investment portfolio of the Company, the nature and timing of any changes therein and the manner of implementing such changes;
(ii)identify, evaluate and negotiate the structure of the investments made by the Company;
(iii)execute and close the acquisition of, and monitor and service, the Company’s investments;
(iv)determine the securities and other assets that the Company shall purchase, retain, or sell;
(v)perform due diligence on prospective investments and portfolio companies;
(vi)provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably request or require for the investment of its funds; and
(vii)to the extent required under the Investment Company Act, on the Company’s behalf provide significant managerial assistance to those portfolio companies to which the Company is required as a BDC to provide such assistance under the Investment Company Act, including, without limitation, utilizing appropriate personnel of the Adviser to, among other things, participate in board and management meetings of the Company’s portfolio companies, consult with and advise officers of the Company’s portfolio companies and provide other organizational and financial consultation to the Company’s portfolio companies.
(c)Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to provide the Advisory Services enumerated herein to the fullest extent, including, without limitation, the power and authority to effectuate its investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to procure debt or other financing (or ~~otherwise utilize leverage~~to refinance existing debt or other financing), the Adviser shall use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments or obtain financing on behalf of the Company through a special purpose vehicle or a tax blocker ~~corporation~~subsidiary, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle or tax blocker ~~corporation~~subsidiary and to make investments or obtain financing through such special purpose vehicle or tax blocker ~~corporation~~subsidiary in accordance with applicable law. The Company also grants to the Adviser the power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to perform the Advisory Services enumerated herein and to otherwise carry out its duties pursuant to this Agreement.
(d)Administrative Services. Subject to the supervision, direction and control of the Board, the provisions of the Company’s articles of incorporation and bylaws (in each case as amended from time to time), and applicable federal and state law, in addition to the Advisory Services, the Adviser shall perform, or cause to be performed by other persons, all administrative services required to be performed in connection with the proper conduct and operation of the business of the Company, including, but not limited to, legal, accounting, tax, insurance and investor relations services and other services described in Section 2(b) below (“Administrative Services”).
(e)Acceptance of ~~Employment~~Appointment. The Adviser hereby accepts ~~employment~~appointment as the investment adviser and administrator of the Company and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.
(f)Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and/or the Company. Specifically, but not by way of limitation, the Adviser may retain a Sub-Adviser to identify, evaluate, negotiate and structure prospective investments, perform, or cause to be performed, due diligence procedures and provide due diligence information to the Adviser, make investment and portfolio management recommendations for approval by the Adviser, monitor the Company’s investment portfolio and provide certain ongoing administrative services.
(i)The Adviser and not the Company shall be responsible for any compensation for Advisory Services payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses payable to the Adviser under this Agreement.
(ii)Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and the Advisers Act, including, without limitation, the requirements of the Investment Company Act relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.
(iii)Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.
(g)Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company. Nothing contained herein shall be deemed to create a partnership, joint venture or employer-employee relationship between the Company and the Adviser, the Company and any ~~sub-adviser~~Sub-Adviser or the Adviser and any ~~sub-adviser~~Sub-Adviser, and the Company and the Adviser shall for tax purposes treat the relationship created hereby as a principal-independent contractor relationship.
(h)Record Retention. Subject to review by and the overall control of the Board, the Adviser, in its capacity as adviser and administrator to the Company hereunder, shall keep and preserve for the period required by the Investment Company Act and the Advisers Act any books and records relevant to the activities performed by the Adviser hereunder and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act and the rules thereunder, including with respect to the Company’s portfolio transactions and activities performed by it as the Company’s administrator, and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall ~~surrender~~be promptly surrendered to the Company ~~any such records~~ upon the Company’s written request and upon termination of this Agreement pursuant to Section 9 herein. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Company.
~~The following provisions in this Section 1 shall apply for only so long as the shares of common stock of the Company (“Common Shares”) are not listed on a national securities exchange.~~
~~(i)    State Administrator. The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, any registration statement filed with the SEC, and applicable federal and state law.~~
~~(j)    Fiduciary Duty. It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company’s stockholders under common law.~~
2.Payment or Reimbursement of Costs and Expenses.
(a)Expenses of Providing Advisory Services. Subject to the limitations on expense reimbursement of the Adviser as set forth in the last sentence of this Section 2(a) and in Section 2(c), the Company, either directly or through reimbursement to the Adviser, shall bear all costs and expenses of its investment operations and its investment transactions, including, without limitation, all third -party fees and expenses incurred by the Adviser in connection with its provision of the Advisory Services to the Company hereunder, including travel and related expenses incurred by the Adviser in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company and ~~the~~ third -party fees and expenses in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts. Notwithstanding the foregoing, the costs of all personnel of the Adviser, when and to the extent engaged in providing Advisory Services (but not Administrative Services) hereunder, and the compensation and routine overhead expenses of such personnel allocable to such Advisory Services, shall be provided and paid by the Adviser and shall not be paid separately or reimbursed by the Company.
(b)Administrative Expenses. Subject to the limitations on reimbursement of the Adviser as set forth in ~~Sections~~Section 2(a~~) and 2(d~~) hereof, and in addition to the compensation paid to the Adviser pursuant to Section 3 in its role as investment adviser to the Company, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its organization~~,~~ and operations and administration. Without limiting the generality of the foregoing, the Company shall pay or reimburse to the Adviser all fees, expenses and costs incurred in connection with any registration, offer and sale of the Company’s common stock (the “Common Shares”) ~~to the public~~or other securities, including (without limitation) registration fees, fees and expenses of qualifying the ~~Common Shares~~securities for sale under applicable federal and state laws, attorney and accountant fees related to the registration and offering of the ~~Common Shares~~securities, printing costs, mailing costs, salaries of employees while engaged in sales activity, charges of transfer agents and all other organization and offering expenses. In addition, the Company shall pay or reimburse to the Adviser all costs and expenses related to the day-to-day administration and management of the Company not related to the Advisory Services (“Administrative Expenses”)~~, including, without limitation~~ . Without in any way limiting the foregoing, such costs and expenses shall include the following: the actual cost of the ~~persons~~personnel of the Adviser or its affiliates performing the functions of chief financial officer and chief compliance officer and other personnel of the Adviser or its affiliates engaged to provide ~~such~~ Administrative Services ~~(~~or professional services for the Company in-house (including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with federal and state laws) including, without limitation, direct compensation costs, including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith~~)~~, and related overhead costs, including rent, allocated by the Adviser to the Company in a reasonable manner, without markup (the “Internal Administrative Expenses”); amounts paid to third parties for any Administrative Services; the cost of determining the value of the Company’s investments and calculating the Company’s net asset value, including the cost of any third-party valuation firms; the cost of effecting sales and repurchases of Common Shares and other securities; any exchange listing fees; the cost and related expenses of procuring debt or other financing; federal, state and local taxes; independent directors’ fees and expenses; all travel and related expenses of directors, officers and agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board or holders of securities of the Company or performing other business activities that relate to the Company; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; the fidelity bond, liability insurance and other insurance premiums; and direct costs such as printing, mailing, long distance telephone and staff costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002; fees and expenses associated with accounting, independent audits and outside legal costs; and all other expenses incurred in connection with Administrative Services for the Company. ~~For the avoidance of doubt, Administrative Expenses shall include the allocable portion of personnel and related employment direct costs and overhead costs, including rent, incurred by the Adviser or its affiliates in providing professional services for the Company in-house, including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with the Sarbanes-Oxley Act of 2002.~~ In the event that any affiliate of the Adviser incurs such costs or expenses on behalf of the Company, the Company shall pay such affiliate to the same extent it would be obligated to pay the Adviser directly had the Adviser incurred and paid such cost or expense, and any such affiliate of the Adviser shall be an intended third -party beneficiary of this Agreement for purposes of establishing such party’s right to payment hereunder. Specifically, Main Street Capital Corporation and certain subsidiaries or affiliates thereof may incur, advance and/or pay such costs and expenses. Notwithstanding the foregoing, the Company shall not, and shall not be obligated, to reimburse the Adviser for Internal Administrative Expenses in an amount that exceeds on a quarterly basis the product obtained by multiplying (x) the value of the Company’s total assets(including cash and cash equivalents) at the end of each calendar quarter by (y) the applicable “Annual Basis Point Rate” set forth in the below table (the “Internal Administrative Expense Cap”):

Total Assets	Annual Basis Point Rate
$0 – $500 million	6.0
Over $500 million – $1.25 billion	5.125
Greater than $1.25 billion	4.5

(c)Portfolio Company Compensation. In certain circumstances, the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, any Sub-Adviser, or any of their respective affiliates attributable to the Company’s investment in any portfolio company in excess of any of the limitations in or exemptions granted from the Investment Company Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser, or the Company by the SEC shall be delivered promptly to the Company and the Company shall retain such excess compensation for the benefit of its stockholders.
~~The following provisions in this Section 2 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~
~~(d)    Limitations on Reimbursement of Adviser Costs. The Adviser may be reimbursed for the cost of Administrative Services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable Administrative Services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. The Company may also agree to reimburse the Adviser under the Agreement whereby the Adviser, acting as the Company’s administrator, shall provide certain Administrative Services for the Company, for the salaries, rent, fringe benefits, travel expenses and other administrative items incurred or allocated to persons serving in the capacities of chief financial officer and chief compliance officer of the Company and other personnel engaged to provide such Administrative Services.~~
~~(e)    Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(d) for the previous fiscal year. The special report shall at a minimum provide:~~
~~(i)    A review of the time records of individual employees, the costs of whose services were reimbursed; and~~
~~(ii)    A review of the specific nature of the work performed by each such employee.~~
~~(f)     Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(d) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.~~
3.Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may, in its sole discretion, agree to temporarily or permanently waive, defer, or reduce, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how the Incentive Fee is calculated.

(a)Base Management Fee. ~~The~~
(i)Commencing on the Effective Date, the Base Management Fee shall be calculated at an annual rate of ~~1.75~~1.5% of the Company’s average ~~gross~~total assets~~. The Base Management Fee shall be~~ (including cash and cash equivalents), payable quarterly in arrears, and shall be calculated based on the average value of the Company’s ~~gross~~total assets (including cash and cash equivalents) at the end of the two most recently completed calendar quarters. The determination of ~~gross~~total assets will reflect changes in the fair ~~market~~ value of portfolio investments reflecting both ~~realized and~~ unrealized appreciation and unrealized depreciation. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine, unless the Adviser expressly and in writing delivered to the Company permanently waives receipt of such Base Management Fee, in which event the Company shall forever be relieved of the obligation to pay such Base Management Fee for such quarter. The Base Management Fee for any partial ~~month or~~ quarter shall be appropriately pro-rated.
(ii)Notwithstanding the foregoing, the Base Management Fee will be reduced to an annual rate of (i) 1.25% of the average value of the Company’s total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of the Company’s investments in its lower middle market investment strategy (“LMM Portfolio Investments”) falls below 20% of the Company’s total investment portfolio at fair value, and (ii) 1.00% of the average value of the Company’s total assets (including cash and cash equivalents) commencing with the first full calendar quarter following the date on which the aggregate fair value of the Company’s LMM Portfolio Investments falls below 7.5% of the Company’s total investment portfolio at fair value.
(b)Incentive Fee. ~~The~~Commencing on the Effective Date, the Incentive Fee shall consist of two parts: (1) a subordinated incentive fee on income, and (2) an incentive fee on capital gains. The Incentive Fee for any partial quarter shall be appropriately pro-rated. Each part of the ~~incentive fee~~Incentive Fee is outlined below~~.~~:
(i)The first part of the Incentive Fee, referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding quarter. The payment of the subordinated incentive fee on income will be subject to pre-incentive fee net investment income for the previous quarter, expressed as a quarterly rate of return on ~~adjusted capital~~net assets of the Company at the beginning of the most recently completed calendar quarter, exceeding ~~1.875~~1.5% (~~7.5~~6.0% annualized), subject to a “catch up” feature (as described below). For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, Administrative Services expenses ~~and~~, the expenses payable under any other administration or similar agreement and any interest expense and dividends paid on any issued and outstanding preferred stock~~, but excluding~~ and any income tax expense on the Company’s net investment income and any excise tax, but excluding any income tax expense or benefit on the Company’s realized capital gains, realized capital losses or unrealized capital appreciation or depreciation and the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation~~. For purposes of this calculation, adjusted capital means cumulative gross proceeds generated from sales of the Common Shares (including proceeds from the Company’s distribution reinvestment plan) reduced for non-liquidating distributions, other than distributions of profits, paid to the Company’s stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program~~, or any income tax expense or benefit related to such items. The calculation of the subordinated incentive fee on income for each quarter is as follows:
•No subordinated incentive fee on income shall be payable to the Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of ~~1.875~~1.5% (or ~~7.5~~6.0% annualized) ~~on adjusted capital~~;
•~~100~~50% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to ~~2.34375~~2.307692% in any calendar quarter (~~9.375~~9.230769% annualized) shall be payable to the Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of ~~20.0~~17.5% on all of the Company’s pre-incentive fee net investment income as if the hurdle rate did not apply when the pre-incentive fee net investment income exceeds ~~2.34375~~2.307692% (~~9.375~~9.230769% annualized) in any calendar quarter; and

•For any quarter in which the Company’s pre-incentive fee net investment income exceeds ~~2.34375~~2.307692% (~~9.375~~9.230769% annualized), the subordinated incentive fee on income shall equal ~~20.0~~17.5% of the amount of the Company’s pre-incentive fee net investment income, as the hurdle rate and catch-up will have been achieved.

(ii)The second part of the Incentive Fee, referred to as the incentive fee on capital gains, shall be an incentive fee on realized capital gains earned on liquidated investments from the Company’s investment portfolio, net of ~~the Company~~any income tax expense associated with such realized capital gains, and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the Agreement). This fee shall equal (a) ~~20.0~~17.5% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains (net of any related income tax expense) on a cumulative basis from ~~inception~~the Effective Date, calculated as of the end of each calendar year thereafter (or upon termination of the Agreement), computed net of (1) all realized capital losses on a cumulative basis (net of any related income tax benefit) from the Effective Date, and (2) unrealized capital depreciation (net of any related income tax benefit) on a cumulative basis from the Effective Date, less (b) the aggregate amount of any previously paid capital gain incentive fees from the Effective Date. For purposes of calculating each component of the Company’s incentive fee capital gains under this Section 3(b)(ii), (1) the cost basis for any investment held by the Company as of the Effective Date shall be deemed to be the fair value for such investment as of the most recent quarter end immediately prior to the Effective Date and, with respect to any investment acquired by the Company subsequent to the Effective Date, the cost basis shall equal the cost basis of such investment as reflected in the Company’s financial statements and (2) the income tax expense or benefit associated with all investments will be measured from the most recent quarter end immediately prior to the Effective Date through the date of any such calculation.

4.Covenants of the Adviser.
(a)Adviser Status. The Adviser represents that it is registered as an investment adviser under the Advisers Act and covenants that it will maintain such registration until the expiration or earlier termination of this Agreement. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act, as such code of ethics may be amended from time to time.
~~The following provisions in this Section 4 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~
~~(b)    Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):~~
~~(i)    Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.~~
~~(ii)    Annual Report. Within 120 days after the end of the Company’s fiscal year, an Annual Report on Form 10-K containing:~~
~~(A)    A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;~~
~~(B)    A report of the activities of the Company during the period covered by the report;~~
~~(C)    Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and~~
~~(D)    A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.~~

~~(iii)    Federal Income Tax Information. Within 75 days after the end of the Company’s fiscal year, all information necessary for stockholders to prepare their federal income tax returns.~~
~~(c)    Reports to State Administrators. The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.~~
~~(d)    Reserves. In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.~~

~~(e)    Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board, distribute pro rata to the stockholders funds received by the Company that the Adviser deems unnecessary to retain in the Company.~~
~~(f)    Temporary Investments. The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).~~
5.Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.
(a)Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors, including, without limitation, as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.
~~The following provisions in this Section 5 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~
~~(b)    Limitations. Notwithstanding anything herein to the contrary:~~
~~(i)    All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred Organizational and Offering Expenses (as defined in the North American Securities Administrators Association Omnibus Guidelines), including any interest thereon, if any, will be included within this 18% limitation.~~
~~(ii)    The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.~~
6.Other Activities of the Adviser.
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
7.Responsibility of Dual Directors, Officers and/or Employees.
If any person who is a manager, partner, member, officer or employee of the Adviser or its affiliates is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser or its affiliates shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or its affiliates or under the control or direction of the Adviser or its affiliates, even if paid by the Adviser or its affiliates.
8.Indemnification.
~~(a)    Indemnification. Subject to Section 8(b) below, the~~The Adviser and any Sub-Adviser (and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of the Adviser or any Sub-Adviser, as applicable (each an “Indemnified Party”) and, collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser or any Sub-Adviser in connection with the performance of any of their duties or obligations under this Agreement, any sub-advisory agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect Indemnified Parties (each of whom shall be a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company or any of the Sub-Adviser’s duties or obligations under any sub-advisory agreement, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Investment Company Act, the articles of incorporation of the Company (as amended from time to time) and other applicable law. Notwithstanding the preceding sentence of this Section 8~~(a)~~ to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
~~The following provisions in this Section 8 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~

~~(b)    Limitations on Indemnification. Notwithstanding Section 8(a)~~ In addition, notwithstanding any of the foregoing to the contrary, the ~~Company~~provisions of this Section 8 shall not be construed so as to provide for the indemnification of ~~the~~any Indemnified ~~Parties~~Party for any liability ~~or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:~~(including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law.
~~(i)    the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;~~
~~(ii)    the Indemnified Party was acting on behalf of or performing services for the Company;~~
~~(iii)    such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party; and~~
~~(iv)    such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.~~
~~Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:~~
~~(i)    there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnified Party;~~
~~(ii)    such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or~~
~~(iii)    a court of competent jurisdiction approves a settlement of the claims against an Indemnified Party and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~
~~(c)    Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:~~
~~(i)    The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;~~
~~(ii)    The Indemnified Party provides the Company with written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met;~~
~~(iii)    The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and~~
~~(iv)    The Indemnified Party undertakes, in a written agreement, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification.~~

9.Effectiveness, Duration and Termination of Agreement.
(a)Term and Effectiveness. This Agreement shall become effective as of ~~the date hereof~~Effective Date and shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(b)Termination. This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Company upon 60 days’ written notice to the Adviser, (i) upon the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the ~~Company’s independent directors~~Board, or (b) by the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). ~~The~~Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration and the provisions of Section 8 ~~of this Agreement~~ shall ~~remain~~continue in ~~full~~ force and effect~~,~~ and ~~the Adviser shall remain entitled to~~ the benefits thereof~~, notwithstanding any termination of this Agreement.~~
~~(c)    Payments~~ shall apply to ~~and Duties of~~the Adviser ~~Upon Termination~~and its representatives as and to the extent applicable.
~~(i)    After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all earned but unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.~~
~~(ii)    The Adviser shall promptly upon termination:~~
~~(A)    Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;~~
~~(B)    Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and~~
~~(C)    Cooperate with the Company to provide an orderly transition of services.~~
~~The following provisions in this Section 9 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~
~~(d)    Other Matters. Without the approval of holders of a majority of the Common Shares entitled to vote on the matter, the Adviser shall not: (i) amend this Agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the~~

~~Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. To the extent not prohibited by the Investment Company Act, the Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.~~
~~(e)    With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser. In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.~~
~~10.    Conflicts of Interests and Prohibited Activities.~~
~~The following provisions in this Section 10 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.~~
~~(a)    No Exclusive Agreement. The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.~~
~~(b)    Rebates, Kickbacks and Reciprocal Arrangements.~~
~~(i)    The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.~~
~~(ii)    The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s Common Shares or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Common Shares.~~
~~(c)    Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs~~
10.Severability.
If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
11.Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.Amendments.
This Agreement may be amended in writing by mutual consent of the Company and the Adviser, subject to the provisions of the Investment Company Act.
13.Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
14.Third -Party Beneficiaries.
Except for any Sub-Adviser and Indemnified Party ~~with respect to Section 8 hereof~~, such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of this Agreement ~~for purposes of Section 8 hereof~~, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
15.Survival.
The provisions of Sections 8, 9, 16 and this Section 15 shall survive the expiration or earlier termination of this Agreement.

16.Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Texas. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Texas, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investment Advisory and Administrative Services Agreement to be duly executed on the date above written.
                    COMPANY:

MSC INCOME FUND, INC.

By:
Name:
Title:

                    ADVISER:

MSC ADVISER I, LLC

By:
Name:
Title:

~~[Signature Page to Investment Advisory and Administrative Services Agreement]~~

[Signature Page to Amended and Restated Investment Advisory and Administrative Services Agreement]

Appendix A

Examples of Quarterly Incentive Fee Calculation

Example 1: Subordinated Incentive Fee on Income (*):
Alternative 1 — Assumptions
•Investment income (including interest, dividends, fees~~, etc.) = 1.25%~~
~~·    Hurdle rate (1) = 1.875~~ and any other income) = 2.00%

•Base ~~Management~~management fee (~~2~~1) = ~~0.4375~~0.375%

•Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = ~~0.6125~~1.425%

•Hurdle rate (2) = 1.50%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no subordinated incentive fee on income.

Alternative 2 — Assumptions
•Investment income (including interest, dividends, fees~~, etc.~~ and any other income) = 2.70%

~~·    Hurdle rate (1) = 1.875%~~

•Base ~~Management~~management fee (~~2~~1) = 0. ~~4375~~375%

•Other expenses (legal, accounting, custodian, transfer agent, etc.~~) (3~~) = 0.20%

•Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = ~~2.0625~~2.125%

•Hurdle rate (2) = 1.50%

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by the Company to the Adviser.

Subordinated incentive fee on income = ~~100~~50% x pre-incentive fee net investment income in excess of the hurdle rate and through 2.307692%, based on the “catch-up” provision (~~4~~3)

= ~~100% x (2.0625% – 1.875%)~~

 ~~= 0.1875~~50% x (2.125% – 1.50%)

    = 0.3125%

Alternative 3 — Assumptions

•Investment income (including interest, dividends, fees~~, etc.) = 3.20%~~
~~·    Hurdle rate (1) = 1.875~~ and any other income) = 3.30%

•Base ~~Management~~management fee (~~2~~1) = ~~0.4375~~0.375%

•Other expenses (legal, accounting, custodian, transfer agent, etc.~~) (3~~) = 0.20%

•Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = ~~2.5625~~2.725%

•Hurdle rate (2) = 1.50%

•Subordinated incentive fee on income “catch-up” (~~4~~3) = ~~2.34375~~2.307692% (~~9.375~~9.230769% annual “catch-up” ÷ 4 quarters)

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by the Company to the Adviser.

•Subordinated incentive fee on income = ~~20~~17.5% x pre-incentive fee net investment income, subject to “catch-up” (~~4~~3)

•Subordinated incentive fee on income = ~~100~~50% x “catch-up” + (~~20~~17.5% x (pre-incentive fee net investment income – ~~2.34375~~2.307692%))

•Catch-up     = ~~2.34375~~2.307692% – ~~1.875~~1.50%

        = ~~0.46875~~0.807692%

•Subordinated incentive fee on income     = (~~100~~50% x ~~0.46875~~0.807692%) + (~~20~~17.5% x (~~2.5625~~2.725% – ~~2.34375~~2.307692%))

                        = ~~0.46875% + (20% x 0.21875%)~~
 ~~= 0.46875% + 0.04375~~0.403846% + (17.5% x 0.417308%)
                        = 0.403846% + 0.073029%
                        = ~~0.5125~~0.476875% (or ~~20~~17.5% of ~~2.5625~~2.725%)

The returns shown are for illustrative purposes only and (i) are all based on quarterly calculations and (ii) exclude any related tax impacts that would be included as part of the actual calculation of the subordinated incentive fee on income. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.
_______________

(1)    Represents ~~7.5% annualized hurdle rate~~1.50% annualized base management fee. The base management fee will be reduced to an annual rate of 1.25% and 1.00%, respectively, of the average value of the Company’s total assets commencing with the first full calendar quarter following the date on which the aggregate fair value of the Company’s LMM Portfolio Investments falls below 20% and 7.5%, respectively, of the Company’s total investment portfolio at fair value.
(2)    Represents ~~1.75~~6.0% annualized ~~base management fee~~hurdle rate.

(3~~)    Excludes organizational and offering expenses.~~
~~(4~~)    The “catch-up” provision is intended to provide the Adviser with a subordinated incentive fee on income of ~~20~~17.5% on all pre-incentive fee net investment income as if a hurdle rate did not apply when the pre-incentive net investment income exceeds ~~2.34375~~2.307692% in any calendar quarter; the “catch-up” provision provides the Adviser with a subordinated incentive fee on income equal to 50% of the amount of pre-incentive fee net investment income that exceeds 1.50% and is less than or equal to 2.307692%.
(*)     The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets and assumes that the Company does not utilize any debt capital.

Example 2: Incentive Fee on Capital Gains:
Alternative 1~~:~~ — Assumptions
~~Year 1: $20 million~~As of the Effective Date: the Company holds an investment ~~made~~ in company A (“Investment A”)~~,~~ that was made for $25 million prior to the Effective Date with a fair value, or FV, of $20 million as of the Effective Date

Year 1: FV of Investment A is determined to be $18 million, $20 million investment is made in company B (“Investment B”) and $30 million investment is made in company ~~B~~C (“Investment ~~B~~C”)

Year 2: Investment A is sold for $~~50 million and fair market value, or FMV, of Investment B~~40 million, FV of Investment B is determined to be $30 million and FV of Investment C is determined to be $32 million

Year 3: ~~FMV~~Investment B is sold for $30 million and FV of Investment ~~B~~C is determined to be $25 million

Year 4: Investment ~~B~~C is sold for $~~31~~33 million

The incentive fee on capital gains, if any, would be:
Year 1: None (no realized capital gains or losses; $2 million of cumulative unrealized capital depreciation on Investment A since the Effective Date)

Year 2: Incentive fee on capital gains of $~~6~~3.5 million ($~~30~~20 million realized capital ~~gains~~gain on sale of Investment A (Investment A sale price of $40 million minus FV of $20 million as of the Effective Date) multiplied by ~~20~~17.5%; no unrealized capital depreciation on other investments since the Effective Date)

Year 3: ~~None~~Incentive fee on capital gains of $875,000

Cumulative realized capital gains: $30 million ($20 million realized capital gain on the sale of Investment A in Year 2 plus $10 million realized capital gain on the sale of Investment B in Year 3 (Investment B sale price of $30 million minus original cost basis of $20 million))

Cumulative unrealized capital depreciation: $5 million unrealized capital depreciation on Investment C (Investment C FV of $25 million minus original cost basis of $30 million)

Cumulative net realized capital gains minus cumulative unrealized capital depreciation: $25 million ($30 million of cumulative realized capital gains minus $5 million of cumulative unrealized capital depreciation)

Cumulative incentive fee on capital gains: $4.375 million (17.5% x $25 million)

Net incentive fee on capital gains in Year 3: $875,000 ($4.375 million minus $3.5 million incentive fee on capital gains paid in Year 2)

Year 4: Incentive fee on capital gains of $~~200,000~~1.4 million

Cumulative realized capital gains: $33 million ($~~6.2~~20 million ~~(~~realized capital gain on the sale of Investment A in Year 2 plus $10 million realized capital gain on the sale of Investment B in Year 3 plus $3 million realized capital gain on sale of Investment C in Year 4 (Investment C sale price of $~~31~~33 million minus original cost basis of $30 million))

No unrealized capital depreciation

Cumulative net realized capital gains minus cumulative unrealized capital depreciation: $33 million ($33 million of cumulative realized capital gains ~~multiplied by 20%) less~~and no unrealized capital depreciation)

Cumulative incentive fee on capital gains: $~~6~~5.775 million (17.5% x $33 million)
Net incentive fee on capital gains ~~fee~~in Year 4: $1.4 million ($5.775 million minus $4.375 million total incentive fees on capital gains paid in Year 2 and Year 3)

Alternative 2 — Assumptions
As of the Effective Date: the Company holds an investment in company A (“Investment A”) that was made for $25 million prior to the Effective Date with a FV of $28 million as of the Effective Date

Year 1: ~~$20 million investment made in company A (“~~FV of Investment A~~”)~~ is determined to be $20 million, $~~30~~20 million investment is made in company B (“Investment B”) and $~~25~~30 million investment is made in company C (“Investment C”)

Year 2: FV of Investment A ~~sold for~~is determined to be $~~50~~18 million, ~~FMV of~~ Investment B ~~determined to be~~is sold for $~~25~~54 million and ~~FMV~~FV of Investment C is determined to be $~~25~~23 million

Year 3: ~~FMV~~No sales of investments. FV of Investment ~~B~~A is determined to be $~~27~~16 million and FV of Investment C ~~sold for~~is determined to be $~~30~~24 million

Year 4: ~~FMV~~Investment A is sold for $20 million and FV of Investment ~~B~~C is determined to be $~~35~~26 million

Year 5:    Investment ~~B~~C is sold for $~~20~~40 million

The incentive fee on capital gains, if any, would be:
Year 1: None
~~Year 2: $5 million incentive fee on capital gains (20% multiplied by $25 million ($30 million~~ (no realized capital gains ~~on Investment A less~~or losses; $~~5~~8 million ~~unrealized capital depreciation on Investment B)~~
~~Year 3: $1.4 million incentive fee on capital gains $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains on Investment A and Investment C less $3 million~~of cumulative unrealized capital depreciation on Investment ~~B)) less $5 million incentive~~A since the Effective Date)

Year 2: Incentive fee on capital gains ~~paid in Year 2)~~of $2.975 million

~~Year 4: Incentive fee on capital gains of $600,000 ($7 million ($35 million~~

Cumulative realized capital gains: $34 million ($34 million realized capital gain on the sale of Investment B in Year 2 (Investment B sale price of $54 million minus original cost basis of $20 million))

Cumulative unrealized capital depreciation: $17 million ($10 million of unrealized capital depreciation on Investment A since the Effective Date (Investment A FV of $18 million minus FV on Effective Date of $28 million) plus $7 million unrealized capital depreciation on Investment C (Investment C FV of $23 million minus original cost basis of $30 million))

Cumulative net realized capital gains minus cumulative unrealized capital depreciation: $17 million ($34 million of cumulative realized capital gains ~~multiplied by 20%) less~~minus $17 million of cumulative unrealized capital depreciation)

Cumulative incentive fee on capital gains: $2.975 million (17.5% x $17 million)
Net incentive fee on capital gains in Year 2: $~~6.4~~2.975 million (~~cumulative~~no incentive ~~fees~~fee on capital gains paid in ~~Year 2 and~~ prior years)

Year 3~~))~~
~~Year 5~~: None~~. (~~

No additional realized capital gains or losses in Year 3

Cumulative unrealized capital depreciation increased by $1 million to $18 million in Year 3 ($12 million of unrealized capital depreciation on Investment A since the Effective Date (Investment A FV of $16 million minus FV on Effective Date of $28 million) plus $6 million unrealized capital depreciation on Investment C (Investment C FV of $24 million minus original cost basis of $30 million))

Year 4: Incentive fee on capital gains of $875,000

Cumulative net realized capital gains: $26 million ($34 million realized capital gain on the sale of Investment B in Year 2 minus $8 million realized capital loss on the sale of Investment A in Year 4 (Investment A sale price of $20 million minus FV of $28 million as of the Effective Date))

Cumulative unrealized capital depreciation: $4 million ($4 million of unrealized capital depreciation on Investment C (Investment C FV of $26 million minus original cost basis of $30 million))

Cumulative net realized capital gains minus cumulative unrealized capital depreciation: $~~5~~22 million (~~20% multiplied by~~ $~~25~~26 million ~~(~~of cumulative net realized capital gains minus $4 million of cumulative unrealized capital depreciation)

Cumulative incentive fee on capital gains: $3.85 million (17.5% x $22 million)
Net incentive fee on capital gains in Year 4: $875,000 ($3.85 million minus $2.975 million incentive fee on capital gains paid in Year 2)

Year 5: Incentive fee on capital gains of $2.45 million

Cumulative net realized capital gains ~~of~~: $36 million ($34 million realized capital gain on the sale of Investment B in Year 2 minus $~~35~~8 million ~~less~~ realized capital ~~losses of~~loss on the sale of Investment A in Year 4 plus $10 million realized capital gain on sale of Investment C in Year 5 (Investment C sale price of $40 million minus original cost basis of $30 million))

No unrealized capital depreciation

Cumulative net realized capital gains minus cumulative unrealized capital depreciation: $36 million ($36 million of cumulative net realized capital gains and no unrealized capital depreciation)

Cumulative incentive fee on capital gains: $6.3 million (17.5% x $36 million)
Net incentive fee on capital gains in Year 5: $2.45 million ($6.3 million less $~~7.0~~3.85 million ~~cumulative~~total incentive fees on capital gains paid in Year 2~~, Year 3~~ and Year 4)

The returns shown are for illustrative purposes only and ~~are all based on quarterly calculations~~exclude any related tax impacts that would be included as part of the actual calculation of the incentive fee on capital gains. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Exhibit C

Additional Information About our Adviser

Principal Executive Officers

Name	Positions Held with our Adviser	Positions Held with the Company	Positions Held with Main Street
Dwayne L. Hyzak	Manager and Chief Executive Officer	Chairman of the Board and Chief Executive Officer	Director and Chief Executive Officer
David L. Magdol	President and Chief Investment Officer	President and Chief Investment Officer	President and Chief Investment Officer
Jesse E. Morris	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer	Executive Vice President, Chief Operating Officer and Senior Managing Director
Jason B. Beauvais	Manager, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Cory E. Gilbert	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer	Chief Financial Officer – Asset Management Business
The address for each person in the table above is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
Ownership Structure

Our Adviser is wholly-owned by Main Street Capital Partners, LLC, which is in turn wholly-owned by Main Street Capital Corporation.

Additional Information about Main Street Capital Corporation
Directors
1.J. Kevin Griffin
2.John E. Jackson
3.Brian E. Lane
4.Dunia A Shive
5.Stephen B. Solcher
6.Vincent D. Foster
7.Dwayne L. Hyzak
Principal Executive Officers

Name	Positions Held
Dwayne L. Hyzak	Director and Chief Executive Officer
David L. Magdol	President and Chief Investment Officer
Jesse E. Morris	Executive Vice President, Chief Operating Officer and Senior Managing Director
Jason B. Beauvais	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Ryan R. Nelson	Chief Financial Officer and Treasurer

C-1

SCAN TO VIEW MATERIALS & VOTE
MSC INCOME FUND, INC. P.O. Box 219010 Kansas City, MO 64121-9010

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V54801-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSC Income Fund, Inc.

The Board of Directors recommends a vote FOR all of the following proposals:
		For	Against	Abstain
1a. To approve a proposal to reflect an amendment to the Company’s charter (the “Charter”), which will become effective upon a listing of the Company’s shares of common stock (the “Shares”) on a national securities exchange (a “Listing”), to include a provision that would limit the transferability of the Shares outstanding at the time of Listing during the 365-day period following a Listing (“Listing Charter Amendment Proposal 1”).		☐	☐	☐

1b. To approve a proposal to reflect amendments to the Charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. and which will serve to conform certain provisions in the Charter more closely to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange (“Listing Charter Amendment Proposal 2”).		☐	☐	☐

1c. To approve a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions regarding restrictions and requirements applicable to the Company’s distribution reinvestment plan (“Listing Charter Amendment Proposal 3”).		☐	☐	☐

1d. To approve a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions prohibiting acquisitions of assets in exchange for Shares and restricting certain transactions between the Company and its investment adviser, MSC Adviser I, LLC (the “Adviser”), and its affiliates (“Listing Charter Amendment Proposal 4”).		☐	☐	☐

2.To approve an amended and restated investment advisory and administrative services agreement between the Company and the Adviser, which will become effective upon a Listing (the “Advisory Agreement Amendment Proposal”).
		☐	☐	☐

3. To approve a proposal to authorize flexibility for the Company, with the approval of the Board of Directors, to offer and sell Shares at a price below net asset value per share during the next 12 months following stockholder approval, subject to certain limitations described in the proxy statement (the “Below-NAV Share Issuance Proposal”).		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Proxy Statement and related matters are available at www.proxyvote.com.
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MSC INCOME FUND, INC.
Special Meeting of Stockholders
December 2, 2024, 9:00 AM, Central Time
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Dwayne L. Hyzak and Jason B. Beauvais, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MSC INCOME FUND, INC. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Central Time, December 2, 2024, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxy heretofore given with respect to such meeting. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Special Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the accompanying Proxy Statement.

Continued and to be signed on reverse side